UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

ENDRA LIFE SCIENCES INC.
(Name of Registrant as Specified in its Charter)

___________________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee previously paid with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

3600 Green Court, Suite 350

Ann Arbor, Michigan 48105

October 28, 2025

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of ENDRA Life Sciences Inc. to be held at 10:00 a.m., Eastern Time, on December 9, 2025. This year’s annual meeting will be held solely by means of remote communication via live webcast. You may attend the annual meeting in person solely by means of remote communication via live webcast at www.virtualshareholdermeeting.com/NDRA2025. Prior to the meeting, you may submit questions by logging into proxyvote.com, and, prior to and during the meeting until polls are closed, you may vote by logging into www.virtualshareholdermeeting.com/NDRA2025 using your stockholder information provided on the Notice of Internet Availability of Proxy Materials described below.

We are using the “Notice and Access” method of providing proxy materials to you via the internet. We believe that this process should provide you with a convenient and quick way to access your proxy materials and vote your shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. On or about October 28, 2025, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement and vote electronically via the internet or by telephone. The Notice also contains instructions on how to receive a paper copy of your proxy materials.

We look forward to your participation in the annual meeting by attending in person solely by means of remote communication or by submitting your proxy. Further details regarding the matters to be acted upon at this meeting appear in the accompanying Notice and Proxy Statement. Please give this material your careful attention.

Very truly yours,

/s/ Richard Jacroux

Richard Jacroux

Chief Financial Officer

ENDRA Life Sciences Inc.

3600 Green Court, Suite 350

Ann Arbor, Michigan 48105

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on December 9, 2025

To the Stockholders of ENDRA Life Sciences Inc.:

NOTICE IS HEREBY GIVEN that the 2025 Annual Meeting of Stockholders (together with any adjournment or postponement thereof, the “2025 Annual Meeting”) of ENDRA Life Sciences Inc., a Delaware corporation, will take place on December 9, 2025 at 10:00 a.m., Eastern Time. The annual meeting will be held solely by means of remote communication via live webcast at www.virtualshareholdermeeting.com/NDRA2025, for the following purposes:

1.

To elect the four director nominees named in the enclosed proxy statement for election as directors of the Company to serve one-year terms expiring at the 2026 annual meeting of stockholders (each to serve until their successors are duly elected and qualified or until their earlier death, resignation, or removal).

2.	To hold an advisory vote on executive compensation.

3.	To ratify the appointment of RBSM LLP as our independent registered public accounting firm for 2025.

4.	To approve an amendment to our Certificate of Incorporation increasing the number of authorized shares of common stock from 20,000,000 shares to 1,000,000,000 shares.

5.	To approve an amendment to our Certificate of Incorporation to exculpate certain of our officers as permitted by recent changes to Delaware law.

6.	To approve a second amendment to our 2016 Omnibus Incentive Plan.

7.	To transact such other business as may properly come before the 2025 Annual Meeting.

To ensure that each stockholder’s vote is counted at the 2025 Annual Meeting, stockholders are requested to complete, sign, date and return the proxy cards provided to them as promptly as possible in the envelope provided, or to submit their proxies by Internet, as described in the proxy cards mailed to them. Stockholders may also submit their voting instructions by telephone as described in the proxy cards mailed to them. Stockholders attending the 2025 Annual Meeting may vote electronically at the 2025 Annual Meeting even if they have previously submitted their proxy authorization.

Only stockholders of record of our common stock and Series A Convertible Preferred Stock at the close of business on October 16, 2025, the record date fixed by the Board of Directors for determining the stockholders entitled to notice of and to vote at the 2025 Annual Meeting, are entitled to notice of and to vote at the 2025 Annual Meeting. ENDRA’s warrants do not have voting rights.

The Notice of Internet Availability of Proxy Materials and the enclosed proxy statement are being made available to our stockholders on or about October 28, 2025.

By Order of the Board of Directors,

/s/ Alexander Tokman

Alexander Tokman

Chief Executive Officer and Chairman

Ann Arbor, Michigan

October 28, 2025

PROXY STATEMENT

GENERAL INFORMATION	6
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	12
PROPOSAL 1 - ELECTION OF DIRECTORS	13
INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR DIRECTOR	13
INFORMATION CONCERNING EXECUTIVE OFFICERS	15
CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS	16
THE BOARD OF DIRECTORS AND ITS COMMITTEES	19
PROPOSAL 2 - APPROVAL, ON AN ADVISORY BASIS, OF THE COMPANY’S EXECUTIVE COMPENSATION	21
PROPOSAL 3 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	31
REPORT OF THE AUDIT COMMITTEE	31
PROPOSAL 4 - APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 20,000,000 SHARES TO 1,000,000,000 SHARES	33
PROPOSAL 5 - APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO UPDATE THE EXCULPATION PROVISION TO LIMIT THE LIABILITY OF CERTAIN OFFICERS OF THE COMPANY AS PERMITTED BY RECENT CHANGES TO DELAWARE LAW	34
PROPOSAL 6 – APPROVAL OF SECOND AMENDMENT TO 2016 OMNIBUS INCENTIVE PLAN	36
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	46
DELINQUENT SECTION 16(a) REPORTS	47
HOUSEHOLDING OF ANNUAL MEETING MATERIALS	47
OTHER BUSINESS	47
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON DECEMBER 9, 2025	47

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ENDRA Life Sciences Inc.

3600 Green Court, Suite 350

Ann Arbor, Michigan 48105

PROXY STATEMENT

The Board of Directors (the “Board”) of ENDRA Life Sciences Inc. (the “Company,” “ENDRA,” “we,” “us” or “our”) is providing these materials to you in connection with ENDRA’s 2025 Annual Meeting of Stockholders (together with any adjournment or postponement thereof, the “2025 Annual Meeting”). The 2025 Annual Meeting will take place on December 9, 2025, 10:00 a.m., Eastern Time, and will be held solely by means of remote communication via live webcast at www.virtualshareholdermeeting.com/NDRA2025. This proxy statement and the form of proxy are being made available, and the Notice of Internet Availability of Proxy Materials (the “Notice”) is being mailed, to stockholders on or about October 28, 2025.

GENERAL INFORMATION

Why am I receiving these materials?

You have received these proxy materials because the Board of Directors of the Company (the “Board”) is soliciting your proxy to vote your shares at the 2025 Annual Meeting. This proxy statement includes information that we are required to provide to you under Securities and Exchange Commission (“SEC”) rules and is designed to assist you in voting your shares.

Pursuant to the “notice and access” rules adopted by the SEC, we have elected to provide stockholders access to our proxy materials over the internet. Accordingly, we sent the Notice to all of our stockholders of record at the close of business on October 16, 2025, the record date fixed by the Board for determining the stockholders entitled to notice of and to vote at the 2025 Annual Meeting (the “record date”). The Notice includes instructions on how to access our proxy materials over the internet and how to request a printed copy of these materials. In addition, by following the instructions in the Notice, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

What is a proxy?

The Board is asking for your proxy. This means that you authorize persons selected by us to vote your shares at the 2025 Annual Meeting in the way that you instruct. We have designated two of our executive officers to serve as proxy holders for the 2025 Annual Meeting. All shares represented by valid proxies received before the vote at the 2025 Annual Meeting will be voted in accordance with the stockholder’s specific voting instructions.

What is included in these materials?

These materials include:

•	this proxy statement for the 2025 Annual Meeting;

•	a proxy card for the 2025 Annual Meeting; and

•	our Annual Report on Form 10-K for the year ended December 31, 2024.

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What items will be voted on at the 2025 Annual Meeting?

There are six proposals scheduled to be voted on at the 2025 Annual Meeting:

•	the election of the four nominees named in this proxy statement to the Board to serve one-year terms expiring at the 2026 annual meeting of stockholders (each to serve until their successors are duly elected and qualified or until their earlier death, resignation, or removal);

•	the approval, on a non-binding, advisory basis, of executive compensation (“Say-on-Pay”);

•	the ratification of the Audit Committee’s appointment of RBSM LLP (“RBSM”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025;

•	the approval of an amendment to our Certificate of Incorporation increasing the number of authorized shares of common stock from 20,000,000 shares to 1,000,000,000 shares (“Share Increase”);

•	the approval of an amendment to our Certificate of Incorporation to exculpate certain officers of the Company as permitted by recent changes to Delaware law (“Officer Exculpation”); and

•	the approval of an amendment to our 2016 Omnibus Incentive Plan (the “2016 Plan” and such amendment, the “2016 Plan Amendment”).

The Board is not aware of any other matters to be brought before the 2025 Annual Meeting. If other matters are properly raised at the 2025 Annual Meeting, the proxy holders may vote any shares represented by proxy in their discretion.

What are the Board’s voting recommendations?

The Board recommends that you vote your shares:

•	FOR the election of each of the four nominees named in this proxy statement to the Board;

•	FOR the approval of the advisory vote on executive compensation;

•	FOR the ratification of the Audit Committee’s appointment of RBSM as the Company’s independent registered public accounting firm for 2025;

•	FOR the approval of an amendment to our Certificate of Incorporation increasing the number of authorized shares of common stock from 20,000,000 shares to 1,000,000,000 shares;

•	FOR the approval of an amendment to our Certificate of Incorporation to exculpate certain officers of the Company as permitted by recent changes to Delaware law; and

•	FOR the approval of the 2016 Plan Amendment.

How can I participate in the 2025 Annual Meeting?

You may attend the 2025 Annual Meeting in person solely by means of remote communication via live webcast at www.virtualshareholdermeeting.com/NDRA2025. The 2025 Annual Meeting will begin at approximately 10:00 a.m. Eastern Time, with log-in beginning at 9:45 a.m., on December 9, 2025. As with an in-person meeting, you will be able to vote during the 2025 Annual Meeting by logging into www.virtualshareholdermeeting.com/NDRA2025 and entering your stockholder information provided on the Notice previously mailed to you; however, in order to submit questions for consideration at the 2025 Annual Meeting, we ask that you log onto proxyvote.com prior to the meeting’s start and follow the instructions to submit a question. If you hold shares in street name, you must vote by giving instructions to your bank or broker. You should follow the instructions on the form that you receive from your bank or broker in order to submit your voting instructions by proxy or questions.

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What if I have technical difficulties or trouble accessing the annual meeting webcast?

If you encounter any difficulties accessing the meeting via live webcast during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.

Who can attend and participate in the 2025 Annual Meeting?

Broadridge Financial Solutions, Inc. is hosting the 2025 Annual Meeting by means of remote communication via live webcast at www.virtualshareholdermeeting.com/NDRA2025. While all stockholders will be permitted to listen via live webcast to the 2025 Annual Meeting, only stockholders of record as of the close of business on October 16, 2025 (the “record date”) and holders of valid proxies from such record holders will be able to vote and ask questions for consideration at the 2025 Annual Meeting. To vote at the 2025 Annual Meeting, a stockholder of record will need the control number included on their proxy cards or Notices and must follow the instructions posted at www.virtualshareholdermeeting.com/NDRA2025. To ask a question for consideration at the 2025 Annual Meeting, a stockholder of record will use the control number to submit the question via proxyvote.com prior to the meeting’s start. Beneficial owners who do not have a control number may gain access to the meeting or can submit a question by following the instructions provided by their broker, bank, or other nominee. We encourage you to access the meeting prior to start time and submit any questions in advance, as described above under “How Can I Participate in the 2025 Annual Meeting?”. Please allow time for online check-in, which will begin at 10:00 a.m. Eastern Time. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please visit the help pages found at www.virtualshareholdermeeting.com/NDRA2025.

When is the record date and who is entitled to vote?

The Board set the close of business on October 16, 2025 as the record date for determining the stockholders entitled to notice of and to vote at the 2025 Annual Meeting. All record holders of ENDRA common stock and Series A Convertible Preferred Stock (“Series A Preferred Stock”) as of the close of business on that date are entitled to vote. Each outstanding share of common stock is entitled to one vote. Each outstanding share of Series A Preferred Stock entitles the holder thereof to a number of votes equal to the number of shares of common stock into which each such share of Series A Preferred Stock could be converted on the record date pursuant to our certificate of incorporation. As of the record date, each share of Series A Preferred Stock is entitled to approximately 11 votes. As of the record date, there were outstanding 1,166,441 shares of common stock entitled to 1,166,441 votes at the 2025 Annual Meeting and 17.488 shares of Series A Preferred Stock entitled to approximately 1 vote at the 2025 Annual Meeting.

ENDRA’s warrants do not have voting rights.

What is a stockholder of record?

A stockholder of record, or registered stockholder, is a stockholder whose ownership of common stock is reflected directly on the books and records of our transfer agent, VStock Transfer, LLC, or whose ownership of Series A Preferred Stock is reflected directly on the books and records kept by ENDRA. If you hold stock through an account with a bank, broker or similar organization, you are considered the beneficial owner of shares held in “street name” and are not a stockholder of record. For shares held in street name, the stockholder of record is your bank, broker or similar organization. We only have access to stock ownership information for registered stockholders. As described below, if you are not a stockholder of record, you will not be able to vote your shares unless you have a proxy from the stockholder of record authorizing you to vote your shares.

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How do I vote?

You may vote by any of the following methods:

•	Virtually during the 2025 Annual Meeting. You may vote by attending the 2025 Annual Meeting in person by means of remote communication via live webcast at www.virtualshareholdermeeting.com/NDRA2025. Please follow the instructions for attending and voting in person by means of remote communication posted at www.virtualshareholdermeeting.com/NDRA2025.

•	By mail (if you received a paper copy of the proxy materials by mail). Stockholders of record may vote by signing and returning the proxy card provided.

•	By submitting your proxy by phone or via the internet. You may submit your voting instructions by proxy, by phone, or via the Internet by following the instructions provided in the Notice or the proxy card included with a paper copy of the proxy statement.

•	Beneficial owners of shares held in “street name.” You may vote by following the voting instructions provided to you by your bank or broker.

How can I change or revoke my vote?

If you are a stockholder of record, you may change or revoke your proxy any time before it is voted at the 2025 Annual Meeting by:

•	timely delivering a properly executed, later-dated proxy;

•	delivering a written revocation of your proxy to our Secretary at our principal executive offices; or

•	voting in person at the 2025 Annual Meeting.

If you hold your shares beneficially in street name, you may change your vote by submitting new voting instructions to your bank, broker, or nominee following the instructions they provide.

What happens if I do not give specific voting instructions?

Stockholders of record. If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the 2025 Annual Meeting.

Beneficial owners of shares held in “street name.” If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is referred to as a “broker non-vote.”

Which ballot measures are considered “routine” or “non-routine”?

The election of directors (“Proposal 1”), and proposals regarding Say-on-Pay (“Proposal 2”), Share Increase (“Proposal 4”), Officer Exculpation (“Proposal 5”), and the 2016 Plan Amendment (“Proposal 6”) are considered to be non-routine matters under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposals 1, 2, 4, 5, and 6.

The ratification of the appointment of RBSM as our independent registered public accounting firm for 2025 (“Proposal 3”) is considered to be a routine matter under applicable rules. A broker or other nominee may generally vote without instructions on routine matters, and we do not expect there to be any broker non-votes with respect to Proposal 3.

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What is the quorum for the 2025 Annual Meeting?

The presence, in person or by proxy, of the holders of not less than one-third in voting power of the outstanding shares of stock entitled to vote at the meeting is necessary for the transaction of business at the 2025 Annual Meeting. This is called a quorum.

What is the voting requirement to approve each of the proposals?

The following are the voting requirements for each proposal:

•	Proposal 1: Election of Directors. A plurality of the votes cast is required such that the four nominees receiving the highest number of votes cast will be elected as directors.

•	Proposal 2: Say-on-Pay. The affirmative vote of a majority in voting power of the shares of stock of the Company which are present or represented by proxy and entitled to vote thereon is required to approve Proposal 2.

•	Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm. The Audit Committee’s appointment of RBSM as our independent registered public accounting firm for 2025 will be ratified if a majority in voting power of the shares of stock of the Company which are present or represented by proxy and entitled to vote thereon votes in favor of the proposal.

•	Proposal 4: Share Increase. The votes cast for Proposal 4 must exceed the votes cast against Proposal 4 at the 2025 Annual Meeting to approve the amendment to our Certificate of Incorporation increasing the number of authorized shares of Common Stock.

•	Proposal 5: Officer Exculpation. The affirmative vote of our stockholders holding a majority in voting power of our common stock and Series A Preferred Stock (voting on an as converted to common stock basis) issued and outstanding on the record date, voting together as a single class is required to approve and adopt the amendment to our Certificate of Incorporation to include officer exculpation.

•	Proposal 6: Amendment to the 2016 Plan. The affirmative vote of a majority in voting power of the shares of stock of the Company which are present or represented by proxy and entitled to vote thereon is required to approve the 2016 Plan Amendment.

How are abstentions and broker non-votes treated?

Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present at the 2025 Annual Meeting. The following outlines how abstentions and broker non-votes are treated for each proposal:

•	Proposal 1: Broker non-votes will have no effect on Proposal 1. Because at all meetings of our stockholders held for the election of directors a plurality of the votes cast is sufficient to elect, broker non-votes and abstentions (which are not considered votes cast) and withhold votes on Proposal 1 will have no effect on the proposal.

•	Proposal 2: Broker non-votes will be counted as votes present at the 2025 Annual Meeting but will not be counted as entitled to vote on Proposal 2 and, therefore, Broker non-votes will have no effect on Proposal 2. Abstentions will be counted as votes present at the 2025 Annual Meeting and entitled to vote on Proposal 2 and, therefore, will be counted as votes against Proposal 2.

•	Proposal 3: We expect no broker non-votes on the routine proposal regarding the appointment of RBSM as our independent registered public accounting firm for 2025. Abstentions will be counted as votes present and entitled to vote on Proposal 3 and, therefore, will be counted as votes against Proposal 3.

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•	Proposal 4: Broker non-votes and abstentions will have no effect on Proposal 4.

•	Proposal 5: Broker non-votes and abstentions will be counted as votes against Proposal 5.

•	Proposal 6: Broker non-votes will have no effect on Proposal 6. Abstentions will be counted as votes present and entitled to vote on Proposal 6 and, therefore, will be counted as votes against Proposal 6.

What does it mean if I get more than one set of voting materials?

Your shares are probably registered in more than one account. Please follow the separate voting instructions that you received for your shares of common stock and Series A Preferred Stock held in each of your different accounts to ensure that all of your shares are voted.

Who pays for solicitation of proxies?

ENDRA is paying the cost of soliciting proxies and will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to stockholders and obtaining their votes. In addition to soliciting the proxies by mail, certain of our directors, officers and regular employees, without compensation, may solicit proxies personally or by telephone, facsimile and email.

Where can I find the voting results of the 2025 Annual Meeting?

We will announce voting results in a Current Report on Form 8-K filed with the SEC within four business days following the meeting.

How can I submit a proposal for the 2026 annual meeting of stockholders?

Requirements for Stockholder Proposals to Be Considered for Inclusion in the Company’s Proxy Materials. Stockholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2026 annual meeting of stockholders must be received by June 30, 2026. In addition, all proposals will need to comply with Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals must be delivered to the Company’s Secretary at 3600 Green Court, Suite 350, Ann Arbor, Michigan 48105.

Requirements for Stockholder Proposals to Be Brought Before the 2026 Annual Meeting of Stockholders. Notice of any director nomination or other business that you intend to present at the 2026 annual meeting of stockholders, but do not intend to have included in the proxy statement and form of proxy relating to the 2026 annual meeting of stockholders, must be delivered to the Company’s Secretary at 3600 Green Court, Suite 350, Ann Arbor, Michigan 48105, not earlier than the close of business on August 11, 2026 and not later than the close of business on September 10, 2026 (provided that, if the date of the 2026 annual meeting of stockholders is more than 30 days before or more than 70 days after the first anniversary of the 2025 Annual Meeting, then such notice must be so delivered not earlier than the close of business on the 120th day prior to the 2026 annual meeting of stockholders and not later than the close of business on the later of the 90th day prior to the 2026 annual meeting of stockholders or the 10th day following the day on which public announcement of the date of the 2026 annual meeting of stockholders is first made by the Company). In addition, your notice must set forth the information required by our bylaws with respect to, among other things, each director nomination or the proposal of other business that you intend to present at the 2026 annual meeting of stockholders.

Universal Proxy Requirements. In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than October 10, 2026.

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SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding beneficial ownership of our voting stock as of October 16, 2025 by:

•	any person or group of affiliated persons known by us to be the beneficial owner of more than 5% of any class of our voting stock;

•	each named executive officer included in the Summary Compensation Table below;

•	each of our directors;

•	each person nominated to become director; and

•	all executive officers, directors and nominees as a group.

Unless otherwise noted below, the address of each person listed in the tables is c/o ENDRA Life Sciences Inc. at 3600 Green Court, Suite 350, Ann Arbor, Michigan 48105. To our knowledge, each person listed below has sole voting and investment power over the shares shown as beneficially owned except to the extent jointly owned with spouses or otherwise noted below.

Beneficial ownership is determined in accordance with the rules of the SEC. The information does not necessarily indicate ownership for any other purpose. Under these rules, shares of stock which a person has the right to acquire (i.e., by the exercise of any option or warrant) within 60 days after October 16, 2025 are deemed to be beneficially owned and outstanding for purposes of calculating the number of shares and the percentage beneficially owned by that person. However, these shares are not deemed to be beneficially owned and outstanding for purposes of computing the percentage beneficially owned by any other person. The applicable percentages of stock outstanding as of October 16, 2025 is based upon 1,166,441 shares of common stock and 17.488 shares of Series A Preferred Stock outstanding on that date.

Beneficial Ownership

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned	Shares of Series A Preferred Stock Beneficially Owned	Percentage of Series A Preferred Stock Beneficially Owned
Francois Michelon	66(1)	*	-	-
Michael Thornton	92(2)	*	-	-
Irina Pestrikova	4(3)	*
Louis Basenese	7(4)	*	-	-
Anthony DiGiandomenico	121,622(5)	9.9%	-	-
Michael Harsh	11(6)	*	-	-
Alexander Tokman	14(7)	*	-	-
Richard Jacroux	-
All directors and executive officers as a group (6 persons)	121,656	10.0%	-	-
5% Stockholders:
ATW Master Fund V LP (8)	116,024	9.9%
John Carter Lipman (9)	115,477	9.9%
Juan R. Rivero (10)			17.488	100%

* Less than one percent.

(1)	Consists of 3 shares of common stock and 63 shares of common stock issuable upon the exercise of options that are presently exercisable within 60 days of October 16, 2025

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(2)	Consists of 20 shares of common stock and 72 shares of common stock issuable upon the exercise of options that are presently exercisable or becoming exercisable within 60 days of October 16, 2025.
(3)	Consists of 4 shares of common stock issuable upon the exercise of options that are presently exercisable or becoming exercisable within 60 days of October 16, 2025.
(4)	Consists of 1 share of common stock and 6 shares of common stock issuable upon the exercise of options.
(5)

Consists of 70,881 shares of common stock and 9 shares of common stock issuable upon the exercise of options and warrants to purchase up to 50,800 shares of common stock, and excludes warrants to purchase up to 90,844 shares of common stock. The warrants held by Mr. DiGiandomenico are subject to a beneficial ownership limitation of 9.99%, and such limitation restricts Mr. DiGiandomenico from exercising that portion of the warrants that would result in Mr. DiGiandomenico and his affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The beneficial ownership of Mr. DiGiandomenico reported in this table reflects this limitation.

(6)	Consists of 2 shares of common stock and 9 shares of common stock issuable upon the exercise of options.
(7)	Consists of 5 shares of common stock and 9 shares of common stock issuable upon the exercise of options that are presently exercisable or becoming exercisable within 60 days of October 16, 2025.
(8)

The securities are directly held as of October 16, 2025, by ATW Master Fund V LP (“ATW”), and may be deemed to be beneficially owned by Antonio Ruiz-Gimenez and Kerry Propper, who exercise investment and voting control over the securities. The address of ATW is c/o ATW Partners, 1 Pennsylvania Plaza Ste 4810, New York, NY 10119. Consists of 116,024 shares of common stock and excludes (i) warrants to purchase up to 608,828 shares of common stock and (ii) Pre-Funded Warrants to purchase up to 188,390 shares of common stock. The warrants held by ATW are subject to a beneficial ownership limitation of 9.99%, and such limitation restricts ATW from exercising that portion of the warrants that would result in ATW and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The beneficial ownership of ATW reported in this table reflects this limitation.

(9)

Consists of (i) 76,104 shares of Common Stock, and (ii) warrants to purchase up to 44,900 shares of common stock, and excludes warrants to purchase up to 107,308 shares of common stock. The warrants held by Mr. Lipman are subject to a beneficial ownership limitation of 9.99%, and such limitation restricts Mr. Lipman from exercising that portion of the warrants that would result in Mr. Lipman and his affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The beneficial ownership of Mr. Lipman reported in this table reflects this limitation. The address of Mr. Lipman is 570 Lexington Avenue, 40th Floor, New York, New York 10022.

(10)	Mr. Rivero’s address is 14521 Jockey Circle, N. Davie, FL 33330.

PROPOSAL 1 ‒ ELECTION OF DIRECTORS

The Company’s Board of Directors currently consists of four members. Upon the recommendation of the Corporate Governance and Nominating Committee of our Board of Directors, the Board of Directors has nominated the four current directors for election at the 2025 Annual Meeting to hold office until the next annual meeting of stockholders (each to serve until his successor is duly elected and qualified or until his earlier death, resignation, or removal).

Shares represented by all proxies received by the Board of Directors and not marked so as to withhold authority to vote for any individual nominee will be voted FOR the election of the nominees named below. The Board of Directors knows of no reason why any nominee would be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of some other person nominated by the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE FOR THE NOMINEES LISTED BELOW

The following table sets forth the nominees to be elected at the 2025 Annual Meeting, their age, and the positions currently held by each director with ENDRA.

Name	Age	Position
Alexander Tokman	63	Chief Executive Officer and Chairman
Louis J. Basenese	47	Director
Anthony DiGiandomenico	58	Director
Michael Harsh	71	Director

INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR DIRECTOR

Biographical information with respect to our executive officers and directors is provided below. There are no family relationships between any of our executive officers or directors.

Alexander Tokman joined ENDRA’s Board of Directors in 2008 and was appointed as the Company’s Chief Executive Officer and Chairman of the Board of Directors on August 13, 2024. Mr. Tokman is a growth-driven executive with 24+ years of cross-functional leadership and P&L management experience centered around the development and commercialization of new technology products and services for Medical Device, Biotech, Consumer Electronics, AI and AgTech markets. He has a demonstrated track record in driving breakthrough revenue growth and valuations for start-ups, micro-caps and Fortune 100 companies and implementing improved strategies and operating mechanisms to accelerate business turnarounds.

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Prior to his appointment as ENDRA’s Chief Executive Officer, he served as a President of a privately held AI/Computer Vision SaaS company and was a CEO-in-Residence at the Allen Institute for Artificial Intelligence (AI2). Mr. Tokman also currently serves as an independent board director for a technology company commercializing a dedicated breast CT imaging platform, and he serves on the board of the American Academy of Thermography, a non-profit organization focused on bringing novel infrared imaging applications for disease diagnosis. Prior to that, he successfully led an IoT technology microcap for over 12 years and spent over 10 years as an executive with GE Healthcare, where he led several global businesses and successful commercialization of multiple business segments, including PET/CT. Mr. Tokman received both undergraduate and graduate Engineering degrees from the University of Massachusetts.

Mr. Tokman’s industry expertise and significant executive leadership and director experience position him well to make valuable contributions to our Board of Directors.

Louis J. Basenese joined our Board of Directors in April 2020. As of January 2025, Mr. Basenese is the Executive Vice President - Market Strategy at Prairie Operating Corp. Mr. Basenese has served on the board of ClearSign Technologies Corporation (Nasdaq: NCLIR) since May 22, 2025. Prior to that, Mr. Basenese served as President, Chief Market Strategist at Public Ventures, LLC (dba MDB Capital), a registered broker-dealer, Member FINRA/SIPC, from June 2022 to January 2025. Previously, he was Founder and Chief Analyst of Disruptive Tech Research, LLC, an independent equity research and advisory firm focused exclusively on disruptive technology companies that has served the investment management community from June 2014 through September 2022. Since 2005, Mr. Basenese has also managed The Basenese Group, LLC, a consulting business focused on communications and business development for private and public small and microcap businesses.

Mr. Basenese holds an M.B.A. in Finance from the Crummer Graduate School of Business at Rollins College and a Bachelor of Arts from the University of Florida. He is also a former Series 7 and Series 66 license holder.

Mr. Basenese’s experience with investor relations and business development of technology-focused companies, as well as financing and strategic planning, provides him with the qualifications and skills necessary to serve as a member of our Board of Directors.

Anthony DiGiandomenico joined our Board of Directors in 2013. A co-founder of MDB Capital Group LLC, Mr. DiGiandomenico focuses on corporate finance and capital formation for growth-oriented companies. He has participated in all areas of corporate finance including private capital, public offerings, PIPEs, business consulting and strategic planning, and mergers and acquisitions.

Mr. DiGiandomenico has also worked on a wide range of transactions for growth-oriented companies in biotechnology, nutritional supplements, manufacturing and entertainment industries. Mr. DiGiandomenico has served on the board of ClearSign Technologies Corporation (Nasdaq: CLIR) since May 22, 2025Prior to forming MDB Capital Group LLC in 1997, Mr. DiGiandomenico served as President and CEO of the Digian Company, a real estate development company. Mr. DiGiandomenico has also served on the board of directors of Cue Biopharma, Inc., an immunotherapy company, and on the board of directors of Provention Bio, Inc., a clinical-stage biopharmaceutical company.

Mr. DiGiandomenico holds an MBA from the Haas School of Business at the University of California, Berkeley and a BS in Finance from the University of Colorado.

Mr. DiGiandomenico’s financial expertise, general business acumen and significant executive leadership experience position him well to make valuable contributions to our Board of Directors.

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Michael Harsh joined our Board of Directors in 2015. He is a Portfolio Executive for the National Institutes of Health (NIH) Rapid Acceleration of Diagnostics (RADx) COVID-19 Response Program and a co-founder and Chief Product Officer of Terapede Systems, a digital Xray startup that focuses on developing an ultra-high resolution medical flat panel X-ray detector. He co-founded Terapede in 2015. Prior to Terapede, Mr. Harsh had a 36-year career with General Electric (“GE”). He held numerous positions within GE and served as Vice President and Chief Technology Officer of GE Healthcare, a multi-billion dollar division of GE, where he led its global science and technology organization and research and development teams in diagnostics, healthcare IT and life sciences. In 2004, Mr. Harsh was named Global Technology Leader - Imaging Technologies at the GE Global Research Center, where he led the research for imaging technologies across the company as well as the research associated with computer visualization and superconducting systems.

Additionally, Mr. Harsh is a member of the boards of directors of Compute Health (NYSE: CPUH-UN), Imagion Biosystems (IBX.AX), and EmOpti, as well as a member of the Radiological Society of North America (RSNA), Research & Education Foundation Board of Trustees. He had previously served as a director for FloDesign Sonics until its acquisition by MilliporeSigma, a division of the Merck Group. He is also a McKinsey Senior Advisor and a consultant in the medical device industry.

Mr. Harsh is a graduate of Marquette University, where he earned a bachelor’s degree in Electrical Engineering. He holds numerous U.S. patents in the field of medical imaging and instrumentation. In 2008, Mr. Harsh was elected to the American Institute for Medical and Biological Engineering College of Fellows for his significant contributions to the medical and biological engineering field.

Mr. Harsh’s extensive industry, executive and board experience position him well to serve on our Board of Directors.

INFORMATION CONCERNING EXECUTIVE OFFICERS

Set forth below is background information relating to our executive officers:

Name	Age	Position
Alexander Tokman	63	Chief Executive Officer and Chairman
Michael Thornton	56	Chief Technology Officer
Richard Jacroux	58	Chief Financial Officer

Alexander Tokman is discussed above under Information Concerning Directors and Nominees for Director.

Michael Thornton joined ENDRA as Chief Operating Officer in 2007 and became our Chief Technology Officer in 2008 and has served in that role since. Prior to that, Mr. Thornton was a founder and President of Enhanced Vision Systems Corp., or EVS, a developer and supplier of medical imaging equipment to the pharmaceutical, biotech, and academic sectors.

In 2002, EVS was acquired by General Electric Company and was integrated into the Functional and Molecular Imaging business unit of GE Medical Systems (now GE Healthcare, a subsidiary of General Electric Company). Following the acquisition of EVS by GE Medical Systems, Mr. Thornton held a number of positions at GE Healthcare, including Sales Manager, Global Product Manager, and Site Leader. He was a member of the leadership team that expanded the pre-clinical imaging business to include: computed tomography, optical, and positron emission tomography imaging technologies, with global market reach. He is also a founder of Volumetrics Medical Corp., a developer and manufacturer of quality assurance devices for diagnostic imaging.

Prior to founding EVS, Mr. Thornton developed medical imaging related technologies at the Robarts Research Institute (London, Ontario, Canada) for which he obtained an MSc in Electrical Engineering from the University of Western Ontario. Mr. Thornton also holds a BASc in Electrical Engineering from the University of Toronto and is a member of the American Association of Physicists in Medicine.

Richard Jacroux was appointed Chief Financial Officer by the Board on August 7, 2024, and serves as Principal Financial Officer and Principal Accounting Officer for the Company. Mr. Jacroux has over 20 years of experience in financial management and accounting and began his career at Ernst & Young LLP. Prior to ENDRA, Mr Jacroux served as Chief Financial Officer of IUNU, Inc. and Buddy Platform, LTD. In 2023 he founded Impact Solve, LLC (dba Impact Solutions), an accounting and fractional chief financial officer service firm. He has also served as an adjunct professor at the University of Washington for more than 5 years. Mr. Jacroux received a BA in business administration and accounting from the University of Washington, and an MBA from the Kellogg School of Management.

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CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Board Independence

The Board of Directors has determined that each of Mr. Basenese, Mr. DiGiandomenico, and Mr. Harsh is an independent director within the meaning of the director independence standards of The Nasdaq Stock Market (“Nasdaq”). Furthermore, the Board has determined that all of the members of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are independent within the meaning of the director independence standards of Nasdaq and the rules of the SEC applicable to each such committee.

Board Leadership Structure

We have a Chairman of the Board who presides at all meetings of the Board. Currently, Mr. Tokman serves as the Chairman of the Board and Chief Executive Officer. ENDRA has no fixed policy with respect to the separation of the offices of the Chairman of the Board and Chief Executive Officer. Our bylaws permit these positions to be held by the same person, and the Board believes that it is in the best interests of the Company to retain flexibility in determining whether to separate or combine the roles of Chairman and Chief Executive Officer based on our circumstances. The Board has determined that it is appropriate for Mr. Tokman to serve as both Chairman and Chief Executive Officer because combining the roles of Chairman and Chief Executive Officer: (1) enhances the alignment between the Board and management in strategic planning and execution as well as operational matters, (2) avoids the confusion over roles, responsibilities and authority that can result from separating the positions, and (3) streamlines board process in order to conserve time for the consideration of the important matters the Board needs to address. Further, three of our four current Board members have been deemed to be independent by our Board; therefore, we believe our Board structure provides sufficient independent oversight of our management. The Board has not named a lead independent director.

Communications with the Board of Directors

Security holders who wish to communicate directly with the Board, the independent directors of the Board or any individual member of the Board may do so by sending such communication by certified mail addressed to the Chairman of the Board, the entire Board of Directors, to the independent directors as a group or to the individual director or directors, in each case, c/o Secretary, ENDRA Life Sciences Inc., 3600 Green Court, Suite 350, Ann Arbor, Michigan 48105. The Secretary reviews any such security holder communication and forwards relevant communications to the addressee.

Policies Regarding Director Nominations

The Board has delegated to its Corporate Governance and Nominating Committee responsibility for establishing membership criteria for the Board, identifying individuals qualified to become directors consistent with such criteria and recommending the director nominees.

The Corporate Governance and Nominating Committee is responsible for, among other things: (1) recommending to the Board persons to serve as members of the Board and as members of and chairpersons for the committees of the Board, (2) considering the recommendation of candidates to serve as directors submitted from the stockholders of the Company, (3) assisting the Board in evaluating the Board’s and its committees’ performance, (4) advising the Board regarding the appropriate board leadership structure for the Company, (5) reviewing and making recommendations to the Board on corporate governance and (6) reviewing the size and composition of the Board and recommending to the Board any changes it deems advisable.

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The Board seeks members from diverse professional backgrounds who combine a broad spectrum of relevant industry and strategic experience and expertise that, in concert, offer us and our stockholders diversity of opinion and insight in the areas most important to us and our corporate mission. The Corporate Governance and Nominating Committee has not set specific, minimum qualifications that must be met by director candidates. Rather, in determining candidates to recommend to the Board to serve as members of the Board, the Corporate Governance and Nominating Committee will consider, among other things, whether a candidate is of the highest ethical character and shares the Company’s values and whether the candidate’s reputation, both personal and professional, is consistent with the image and reputation of the Company. In addition, nominees for director are selected to have complementary, rather than overlapping, skill sets. However, the Corporate Governance and Nominating Committee does not have a formal policy concerning the diversity of the Board.

Procedures for Recommendation of Director Nominees by Stockholders

The Corporate Governance and Nominating Committee considers individuals properly recommended by stockholders in the same manner as it considers director nominees identified by other means. To submit a recommendation to the Corporate Governance and Nominating Committee for director nominee candidates, a stockholder must make such recommendation in writing and include:

•	as to the stockholder making the recommendation and the beneficial owner, if any, on whose behalf the nomination is made:

o	the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner;

o	the class or series and number of shares of capital stock of the Company which are owned beneficially and of record by such stockholder and such beneficial owner;

o

a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including, in the case of a nomination, the nominee;

o	description of all arrangements or understandings among the stockholder and the candidate and any other person or persons pursuant to which the recommendation is being made;

o

a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination;

o

a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination; and

o

any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; and

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•	as to each person whom the stockholder proposes to nominate for election as a director:

o	full biographical information concerning the director candidate, including a statement about the candidate’s qualifications;

o	all other information regarding each director candidate proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC;

o	a description of all relationships between the candidate and any of the Company’s competitors, customers, suppliers, labor unions or other persons with special interests regarding the Company; and

o	such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

Recommendations must be sent to the Chairperson of the Corporate Governance and Nominating Committee, c/o Secretary, ENDRA Life Sciences Inc., 3600 Green Court, Suite 350, Ann Arbor, Michigan 48105. The Secretary must receive any such recommendation for nomination not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the date of the preceding year’s annual meeting of stockholders; provided, however, that with respect to a special meeting of stockholders called by us for the purpose of electing directors to the Board of Directors, the Secretary must receive any such recommendation not earlier than the 120th day prior to such special meeting nor later than the later of (1) the close of business on the 90th day prior to such special meeting or (2) the close of business on the 10th day following the day on which a public announcement is first made regarding such special meeting. We will promptly forward any such nominations to the Corporate Governance and Nominating Committee. Once the Corporate Governance and Nominating Committee receives a recommendation for a director candidate, such candidate will be evaluated in the same manner as other candidates and a recommendation with respect to such candidate will be delivered to the Board of Directors.

Policy Governing Director Attendance at Annual Meetings of Stockholders

Each director is encouraged to attend the 2025 Annual Meeting of stockholders either in person or telephonically. All of the members of the Board at the time attended last year’s annual meeting.

Code of Business Conduct and Ethics

We have in place a Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to all of our directors, officers and employees. The Code of Ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications that we make;

•	compliance with applicable governmental laws, rules and regulations;

•	the prompt internal reporting of violations of the Code of Ethics to an appropriate person identified in the Code of Ethics; and

•	accountability for adherence to the Code of Ethics.

A current copy of the Code of Ethics is available at www.endrainc.com. A copy may also be obtained, free of charge, from us upon a request directed to ENDRA Life Sciences, Inc., 3600 Green Court, Suite 350, Ann Arbor, Michigan 48105, attention: Investor Relations. We intend to disclose any amendments to or waivers of a provision of the Code of Ethics required to be disclosed by applicable SEC rules by posting such information on our website available at www.endrainc.com and/or in our public filings with the SEC.

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Anti-Hedging and Pledging Policies

The Company has adopted an insider trading policy that governs the purchase, sale, and/or other transactions of our securities by our directors, officers and employees. A copy of our insider trading policy is filed as Exhibit 19.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024. In addition, with regard to the Company’s trading in its own securities, it is the Company’s policy to comply with the federal securities laws and the applicable Nasdaq requirements.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board of Directors

Our bylaws state that the number of directors constituting the entire Board of Directors shall be determined by resolution of the Board. The Board has the authority to increase the number of directors, fill any vacancies on the Board and to decrease the number of directors. The number of directors currently fixed by our Board is four.

Our Board of Directors met two times during the year ended December 31, 2024 in addition to taking action by written consent. No director attended less than 75 percent of all meetings of the Board and applicable committee meetings in 2024 held during the period for which he was a director. The Board of Directors currently has standing Audit, Compensation and Corporate Governance and Nominating Committees. The Board and each standing committee retain the authority to engage its own advisors and consultants. Each standing committee has a charter that has been approved by the Board of Directors. A copy of each committee charter is available at www.endrainc.com. Each committee reviews the appropriateness of its charter annually or at such other intervals as such committee determines.

The following table sets forth the current members of the Audit, Compensation and Corporate Governance and Nominating Committees of the Board:

Name	Audit	Compensation	Corporate Governance and Nominating
Louis J. Basenese	X	Chair	X
Anthony DiGiandomenico	Chair	X
Michael Harsh	X	X	Chair
Alexander Tokman

Committees

Audit Committee. Our Audit Committee consists of Mr. Basenese, Mr. DiGiandomenico, and Mr. Harsh. The Board of Directors has determined that each member of the Audit Committee is independent within the meaning of the Nasdaq director independence standards and applicable rules of the SEC for audit committee members. The Board of Directors has elected Mr. DiGiandomenico as Chairperson of the Audit Committee and has determined that he qualifies as an “audit committee financial expert” under the rules of the SEC. The Audit Committee is responsible for assisting the Board of Directors in fulfilling its oversight responsibilities with respect to financial reports and other financial information. The Audit Committee (1) reviews, monitors and reports to the Board of Directors on the adequacy of the Company’s financial reporting process and system of internal controls over financial reporting, (2) has the ultimate authority to select, evaluate and replace the independent auditor and is the ultimate authority to which the independent auditors are accountable, (3) in consultation with management, periodically reviews the adequacy of the Company’s disclosure controls and procedures and approves any significant changes thereto, (4) provides the audit committee report for inclusion in our proxy statement for our annual meeting of stockholders and (5) recommends, establishes and monitors procedures for the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. The Audit Committee met four times in 2024 as well as acted by written consent.

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Compensation Committee. Our Compensation Committee presently consists of Mr. Basenese, Mr. DiGiandomenico, and Mr. Harsh, each of whom is a non-employee director as defined in Rule 16b-3 of the Exchange Act. The Board has also determined that each member of the Compensation Committee is also an independent director within the meaning of Nasdaq’s director independence standards. Mr. Basenese serves as Chairperson of the Compensation Committee. The Compensation Committee (1) discharges the responsibilities of the Board of Directors relating to the compensation of our directors and executive officers, (2) oversees the Company’s procedures for consideration and determination of executive and director compensation, and reviews and approves all executive compensation, and (3) administers and implements the Company’s incentive compensation plans and equity-based plans. The Compensation Committee did not meet separately from the Board of Directors in 2024 but acted by written consent.

Under its charter, the Compensation Committee may engage independent legal counsel, independent consultants and other advisors at the Company’s expense to review any matter under the responsibility of the Compensation Committee, including retaining consultants to assist it in the evaluation of the Company’s executive compensation program.

Corporate Governance and Nominating Committee. Our Corporate Governance and Nominating Committee consists of Mr. Harsh and Mr. Basenese. The Board of Directors has determined that each member of the Corporate Governance and Nominating Committee is an independent director within the meaning of the Nasdaq director independence standards and applicable rules of the SEC. Mr. Harsh serves as Chairperson of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee (1) recommends to the Board of Directors persons to serve as members of the Board of Directors and as members of and chairpersons for the committees of the Board of Directors, (2) considers the recommendation of candidates to serve as directors submitted from the stockholders of the Company, (3) assists the Board of Directors in evaluating the performance of the Board of Directors and the Board committees, (4) advises the Board of Directors regarding the appropriate board leadership structure for the Company, (5) reviews and makes recommendations to the Board of Directors on corporate governance and (6) reviews the size and composition of the Board of Directors and recommends to the Board of Directors any changes it deems advisable. The Corporate Governance and Nominating Committee did not meet separately from the Board of Directors in 2024 but acted by written consent.

Role of the Board of Directors in Risk Oversight

•

Enterprise risks are identified and prioritized by management and the Board receives periodic reports from the Company’s head of compliance regarding the most significant risks facing the Company. These risks include, without limitation, the following:

•	risks and exposures associated with strategic, financial and execution risks and other current matters that may present material risk to our operations, plans, prospects or reputation;

•

risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies, investment guidelines and credit and liquidity matters;

•	risks and exposures relating to corporate governance, and management and director succession planning; and

•	risks and exposures associated with leadership assessment, and compensation programs and arrangements, including incentive plans.

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PROPOSAL 2 - ADVISORY VOTE ON EXECUTIVE COMPENSATION

This Proposal 2 enables our stockholders to cast a non-binding, advisory vote to approve the compensation of our named executive officers as disclosed in this proxy statement.

Our executive compensation program, as described in detail under the heading “Compensation and Other Information Concerning Directors and Officers”, is designed to attract, motivate and retain our executive officers, who are critical to our success. Please read the “Compensation and Other Information Concerning Directors and Officers” section beginning on page 21 for additional details about our executive compensation programs, including information about the 2024 compensation of our named executive officers.

We are asking our stockholders to indicate their support for our executive compensation programs as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, objectives and practices described in this proxy statement. Accordingly, we are asking our stockholders to vote FOR the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Company’s proxy statement for the 2025 Annual Meeting of Stockholders, is hereby APPROVED.”

Although the vote on this Proposal 2 regarding the compensation of our named executive officers is not binding on our Board of Directors, we value the opinions of our stockholders and will consider the result of the vote when determining future executive compensation arrangements.

Vote Required for Approval

The affirmative vote of a majority in voting power of the shares of stock of the Company which are present or represented by proxy at the 2025 Annual Meeting and entitled to vote thereon is required to approve the foregoing resolution.

Board Recommendation

The Board recommends that the stockholders vote “FOR” the approval, on a non-binding, advisory basis, of the compensation paid to the Company’s named executive officers.

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Our compensation philosophy is to offer our executive officers compensation and benefits that are competitive and meet our goals of attracting, retaining and motivating highly skilled management, which is necessary to achieve our financial and strategic objectives and create long-term value for our stockholders. We believe the levels of compensation we provide should be competitive, reasonable and appropriate for our business needs and circumstances. Our Board of Directors periodically uses benchmark compensation studies in determining compensation elements and levels. The principal elements of our executive compensation program have to date included base salary, annual bonus opportunity and long-term equity compensation in the form of restricted stock units and stock options. We believe successful long-term Company performance is more critical to enhancing stockholder value than short-term results. For this reason and to conserve cash and better align the interests of management and our stockholders, we emphasize long-term performance-based equity compensation over base annual salaries.

The following table sets forth information concerning the compensation earned by the individual that served as our principal executive officer during 2024, our two most highly compensated executive officers other than the individual who served as our principal executive officer during 2024, and up to two additional individuals for whom disclosure would have been provided but for the fact that such individual was not serving as an executive officer at the end of the last completed fiscal year (collectively, the “named executive officers”):

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2024 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)		Non-equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Alexander Tokman	2024	114,231	954	(3)	-	100,000	(3)(4)	215,185
Chief Executive Officer (since August 13, 2024)
Francois Michelon	2024	202,126	-		-	112,524	(2)(5)	314,650
Former Chief Executive Officer (until August 12, 2024)	2023	387,859	258,341		-	587	(2)	646,787
Michael Thornton (6)	2024	221,690	-		-	392	(2)	222,082
Chief Technology Officer	2023	278,851	252,734		-	392	(2)	531,977
Richard Jacroux	2024	95,900	-		-	-		95,900	(7)
Chief Financial Officer (since August 8, 2024)
Irina Pestrikova	2024	126,298	-		-	-		126,298
Former Senior Director, Finance (until August 8, 2024)	2023	185,000	29,724		-	-		214,724

______________

(1)

The amounts shown in this column indicate the grant date fair value of option awards granted in the subject year computed in accordance with FASB ASC Topic 718. For additional information regarding the assumptions made in calculating these amounts, see Notes 2 and 8 to the financial statements included in Part II, Item 8 of this Annual Report. The shares underlying these option awards vest and become exercisable in three equal annual installments beginning on the first anniversary of their respective grant dates.

(2)	Represents insurance premiums paid by the Company with respect to life insurance for the benefit of the named executive officer, unless footnoted otherwise.
(3)

Prior to appointment as Chief Executive Officer, Mr. Tokman served on the Board and provided consulting services to the Company. As a Board member, in January 2024, he was awarded an annual option grant to purchase 600 shares with a per share exercise price of $1.59. This grant was subject to adjustment due to the one-for-fifty reverse stock split effected in August 2024 (the “August 2024 Reverse Stock Split”) and the one-for-thirty-five reverse stock split effected in November of 2024 (the “November 2024 Reverse Stock Split”). After adjustment, this grant is for 1 share with a per share exercise price of $2,782.50. The amount shown above, $954, indicates the grant date fair value of option awards granted in the subject year computed in accordance with FASB ASC Topic 718.

(4)	Board fees and consulting fees paid to Mr. Tokman in 2024 total $25,000 and $75,000, respectively
(5)	Comprised of severance payments and continued healthcare coverage to Mr. Michelon. See “Employment Agreements and Change of Control Arrangements” for more details on Mr. Michelon’s severance.
(6)	Mr. Thornton is paid in Canadian Dollars. This figure is calculated using an average exchange rate of 1.3702 Canadian Dollars to US Dollars.
(7)

The Company contracts with Impact Solve, LLC (dba Impact Solutions) for Mr. Jacroux’s services. Mr. Jacroux began performing services for the Company prior to his appointment as Chief Financial Officer in March 2024 and was paid $36,600 for those services, which is included in the total above. Does not include $18,693 of fees paid to IS Bookkeeping & Payroll, a division of Impact Solutions, of which Mr. Jacroux is the founder, in respect of services provided by employees of Impact Solutions other than Mr. Jacroux.

Employment Agreements and Change of Control Arrangements

The following is a summary of the employment arrangements with our named executive officers.

Alexander Tokman. Effective August 13, 2024, Mr. Tokman and the Company entered into an employment agreement (the “Employment Agreement”). Mr. Tokman’s employment with the Company is “at will” and may be terminated by him or the Company at any time and for any reason. Pursuant to the Employment Agreement, Mr. Tokman will receive an annual base salary of $300,000, subject to adjustment at the Board’s discretion. Mr. Tokman is also eligible for an annual cash bonus based upon the achievement of performance-based objectives established by the Board of Directors.

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If Mr. Tokman’s employment is terminated by the Company without cause (as defined in the Omnibus Plan), if Mr. Tokman resigns for good reason (as defined in the Employment Agreement), or if Mr. Tokman’s employment ends following the hiring no later than February 13, 2026 of a replacement chief executive officer whom Mr. Tokman assists in recruiting, Mr. Tokman will be entitled to receive, subject to his execution of a standard release agreement, 12 months’ continuation of his current base salary and a lump sum payment equal to 12 months of continued healthcare coverage (or 24 months’ continuation of his current base salary and a lump sum payment equal to 24 months of continued healthcare coverage if such termination occurs within one year following a change in control). Additionally, under the Employment Agreement, Mr. Tokman is eligible to receive benefits that are substantially similar to those of the Company’s other senior executive officers.

Additionally, Mr. Tokman is eligible to participate in our health and welfare programs and 401(k) plan, and other benefit programs on the same basis as other employees.

Michael Thornton. Effective May 12, 2017, the Company entered into an amended and restated employment agreement with Michael Thornton, our Chief Technology Officer, which agreement was amended on December 27, 2019. The employment agreement provides that Mr. Thornton’s employment with the Company is “at will” and may be terminated by him or the Company at any time and for any reason. Pursuant to the employment agreement, Mr. Thornton receives an annual base salary that is subject to adjustment at the Board of Directors’ discretion. Effective January 1, 2022, the Compensation Committee increased Mr. Thornton’s annual salary to $324,000. In September 2023, Mr. Thornton agreed to a 30% reduction of his base salary received for the remainder of 2023 in order to preserve cash for the Company’s operations.

If Mr. Thornton’s employment is terminated by the Company without cause (as defined in the 2016 Plan) or if Mr. Thornton resigns for good reason (as defined in the employment agreement), Mr. Thornton will be entitled to receive, subject to his execution of a standard release agreement, 12 months’ continuation of his current base salary and a lump sum payment equal to 12 months of continued healthcare coverage (or 24 months’ continuation of his current base salary and a lump sum payment equal to 24 months of continued healthcare coverage if such termination occurs within one year following a change in control).

Under his employment agreement, Mr. Thornton is eligible to receive benefits that are substantially similar to those of the Company’s other senior executive officers.

Additionally, Mr. Thornton is eligible to participate in our health and welfare programs and 401(k) plan, and other benefit programs on the same basis as other employees.

Richard Jacroux. Effective August 8, 2024, Mr. Jacroux was appointed as Chief Financial Officer by the Board. Mr. Jacroux works in a part-time capacity for the Company through Impact Solve, LLC (dba Impact Solutions) an accounting and chief financial officer service firm. The Company pays Impact Solutions a base monthly fee of $8,650 plus expenses in respect of his services to the Company, and hours worked in excess of 20 per week are paid at a rate of $150 per hour.

Francois Michelon. On August 13, 2024, Mr. Michelon stepped down as the Company’s Chief Executive Officer. He and the Company entered into a Separation Agreement and Release, pursuant to which Mr. Michelon was entitled to a single cash payment of 4 months’ continuation of his then-current base salary and accrued vacation time, which was equal to $100,000, and up to 12 months of continued healthcare coverage, in consideration for a release of any and all claims he may have against the Company, its affiliates, and their respective representatives and other related parties. However, the coverage ended in March 2025 when Mr. Michelon’s coverage pursuant to new employment began. The healthcare coverage totaled $11,937.

Previously, the Company was party to an employment agreement with Francois Michelon, effective May 12, 2017 and amended on December 27, 2019. Pursuant to the employment agreement, , Mr. Michelon received an annual base salary of $295,580 during the time of his employment in 2024. Mr. Michelon was also eligible for an annual cash bonus based upon the achievement of performance-based objectives established by the Board of Directors.

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Irina Pestrikova. On August 8, 2024, Ms. Pestrikova stepped down as Senior Director, Finance, but continued to provide services from time to time for the Company to assist with the transition. Prior to that, Ms. Pestrikova was employed by the Company pursuant to an Offer Letter by and between the Company and Ms. Pestrikova, dated as of June 9, 2021. Ms. Pestrikova’s annual salary was $185,000. Per the terms of her offer letter, Ms. Pestrikova was eligible to receive employee benefits plans including medical, dental, vision, and 401(k) plans.

Outstanding Equity Awards at 2024 Fiscal Year End

The following table provides information regarding equity awards held by the named executive officers as of December 31, 2024.

	Option Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Alexander Tokman	-			175,000	5/12/25
Chief Executive Officer	-			173,250	1/2/26
	1			108,150	3/25/29
	-			92,400	4/5/31
	-			66,500	1/2/30
	2			31,500	12/11/29
	-			28,000	1/4/31
	-			25,900	1/3/32
	2	1	(3)	13,300	3/28/32
	1	4	(4)	7,035	1/30/33
	-			2,782.50	1/2/34

Francois Michelon	8	-		175,000	5/12/25
Former Chief Executive Officer (until August 13, 2024)	-	-		159,250	5/12/25
	3	-		78,750	12/13/26
	17	-		31,500	12/11/29
	1			92,400	4/5/31
	8			92,400	4/5/31
	13	-		13,300	3/28/32
	13			7,035	1/30/33
Michael Thornton	-	-		159,250	5/12/25
Chief Technology Officer	8	-		175,000	5/12/25
	3	-		78,750	12/13/26
	16	-		31,500	12/11/29
	1			92,400	4/5/31
	8			92,400	4/5/31
	12	7	(3)	13,300	3/28/32
	12	26	(4)	7,035	1/30/33
Richard Jacroux	-	-		-	-
Chief Financial Officer
Irina Pestrikova	-	-	(5)	78,050	2/5/31
Former Senior Director, Finance (until October 16, 2024)	2	-		73,850	6/18/31
	-	-		24,500	10/27/30
	-	1	(3)	13,300	3/28/32
	1	3	(4)	7,035	1/30/33

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(1)	Represents unvested portion of stock option award which vests in three equal annual installments beginning on April 5, 2022.
(2)

Represents unvested portion of stock option award which vests as follows: (i) 25% vests upon the Company’s earning $5 million or more of revenue with a gross margin of 10% or greater, (ii) 25% vests upon the Company’s earning $10 million or more of revenue with a gross margin of 35% or greater, (iii) 25% vests upon the Company’s earning $15 million or more of revenue with a gross margin of 40% or greater, and (iv) 25% vests upon the Company’s earning $20 million or more of revenue with a gross margin of 50% or greater.

(3)	Represents unvested portion of stock option award which vests in three equal annual installments beginning on March 28, 2023.
(4)	Represents unvested portion of stock option award which vests in three equal annual installments beginning on January 30, 2024.
(5)	Represents unvested portion of stock option award which vests in three equal annual installments beginning on February 5, 2022.

Director Compensation

Effective January 30, 2023, the Company adopted a non-employee director compensation policy (the “Compensation Policy”) pursuant to which each of our non-employee directors receives, upon his or her initial election to the Board of Directors, a stock option exercisable for 2,500 shares of common stock with a per share exercise price equal to the closing price of the common stock on the Nasdaq on the grant date. All such stock options vest in three equal annual installments beginning on the one-year anniversary of the grant date. Under the Compensation Policy, on the first trading day of each calendar year, each non-employee director is awarded a stock option exercisable for 600 shares of common stock, with a per share exercise price equal to the closing price of the common stock on the Nasdaq on the grant date, which becomes exercisable in three equal annual installments beginning on the first anniversary of the grant date. Additionally, pursuant to the Compensation Policy, each non-employee director is paid an annual cash retainer of $40,000, prorated for partial years of service and paid quarterly in arrears.

The Company did not issue annual stock option awards in January 2025 pursuant to the Policy, and the Board of Directors intends to update the Compensation Policy in light of the impact of the August 2024 Reverse Stock Split and the November 2024 Reverse Stock Split. In lieu of the annual stock awards otherwise issuable in 2025 pursuant to the Compensation Policy, effective July 11, 2025 each non-employee director was granted 5,384 restricted stock units ("RSUs") that convert to common stock on a one-for-one basis. The RSUs will vest in full on June 11, 2026.

The following table sets forth information with respect to compensation earned by or awarded to each of our non-employee directors who served on the Board of Directors during the fiscal year ended December 31, 2024:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Anthony DiGiandomenico	40,000	954	40,954
Michael Harsh	40,000	954	40,954
Louis Basenese	40,000	954	40,954

(1)

In January 2024, members of the Board were awarded their annual option grant to purchase 600 shares with a per share exercise price of $1.59. This grant was subject to adjustment due to the Company’s August 2024 Reverse Stock Split and the November 2024 Reverse Stock Split. After adjustment, this grant is for 0.3429 shares with a per share exercise price of $2,782.50. The amounts shown in this column indicate the grant date fair value of option awards granted in the subject year computed in accordance with FASB ASC Topic 718. For additional information regarding the assumptions made in calculating these amounts, see Notes 2 and 8 to the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. The following table shows the number of shares subject to outstanding option awards held by each non-employee director as of December 31, 2024:

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Name	Shares Subject to Outstanding Option Awards
Louis Basenese	7
Anthony DiGiandomenico	11
Michael Harsh	11

ENDRA Policy Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Non-Public Information

We have no practice or policy of coordinating or timing the release of Company information around the grant date of our equity incentive awards, and we have not timed the disclosure of material non-public information for the purpose of affecting the value of executive compensation. During fiscal 2024, we did not grant any stock options (or similar awards) to any of our named executive officers during any period beginning four business days before and ending one business day after the filing of any periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of any Form 8-K that disclosed any material non-public information.

PAY VERSUS PERFORMANCE TABLE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information regarding the “compensation actually paid” (as defined in Item 402(v) of Regulation S-K) to the Principal Executive Officer or “current PEO” (Mr. Francois Michelon) and “current PEO” (Mr. Alexander Tokman) and to the Non-PEO NEOs (on an average basis) for 2024, 2023, and 2022. The amounts set forth below under the headings “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to Non-PEO NEOs” have been calculated in a manner consistent with Item 402(v) of Regulation S-K. Use of the term “compensation actually paid” is required by the SEC’s rules and as a result of the calculation methodology required by the SEC, such amounts differ from compensation actually received by the individuals and the compensation decisions described in this proxy statement.

Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)	Summary Compensation Table Total for Former PEO ($)(1)	Compensation Actually Paid to Former PEO ($)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(3)	Average Compensation Actually Paid to Non-PEO NEOs ($)(4)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return ($)(5)	Net Loss (million) ($)(6)
2024	215,185	194,776	314,650	157,105	148,093	98,026	$0.03	(11.5)
2023	-	-	646,787	452,050	373,351	266,339	$15.32	(10.1)
2022	-	-	636,196	443,594	430,872	315,373	$29.42	(13.2)

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(1)	Mr. Michelon was our former PEO until August 12, 2024 and for each of the 2023 and 2022 fiscal years. Alexander Tokman is our current PEO starting August 13, 2024.

(2)

This column represents the amount of “compensation actually paid” to our PEO as computed in accordance with Item 402(v) of Regulation S-K. In accordance with the requirements of Item 402(v) of Regulation S-K, the amounts disclosed for compensation actually paid reflect the adjustments listed in the table below made to the total compensation amounts reported in the Summary Compensation Table for our PEO by subtracting the value of equity awards reported in the Summary Compensation Table for the applicable Subject Year and adding (or subtracting, as applicable) the following for the applicable Subject Year: (i) the year-end fair value of any equity awards granted in the Subject Year that are outstanding and unvested as of the end of the Subject Year; (ii) for awards that are granted and vest in the Subject Year, the fair value as of the vesting date; (iii) the amount of change as of the end of the Subject Year (from the end of the prior fiscal year) in the fair value of any awards granted in prior years that are outstanding and unvested as of the end of the Subject Year; (iv) for awards granted in prior years that vest in the Subject Year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in the fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the Subject Year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock awards in the Subject Year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the Subject Year.

The amounts disclosed reflect the adjustments listed in the tables below to the amounts reported in the Summary Compensation Table for the current PEO:

Year	Less: Value of Equity Awards Reported in the Summary Compensation Table	Plus: Year End Fair Value of Outstanding and Unvested Equity Awards Granted During the Applicable Subject Year	Plus: Vesting Date Fair Value of Equity Awards Granted and Vested During the Applicable Subject Year	Plus/ (Less): Year-Over-Year Change in Fair Value of Outstanding and Unvested Equity Awards at Year End Granted in Prior Years	Plus/ (Less): Change in Value of Equity Awards Granted in Prior Years and Vested During the Applicable Subject Year	Less: Fair Value at the End of the Prior Year of Equity Awards Forfeited During the Applicable Subject Year	Plus: Dividends or Other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation in the Summary Compensation Table for the Applicable Subject Year	Total Adjusted Equity Value
2024	$(954)	$-	$-	$(15,524)	$(3,931)	$-	$-	$(20,409)
2023	(258,341)	126,016	-	(45,526)	(16,886)	-	-	(194,737)
2022	(212,609)	124,326	-	(13,673)	(90,646)	-	-	(192,602)

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The amounts disclosed reflect the adjustments listed in the tables below to the amounts reported in the Summary Compensation Table for the former PEO:

Year	Less: Value of Equity Awards Reported in the Summary Compensation Table	Plus: Year End Fair Value of Outstanding and Unvested Equity Awards Granted During the Applicable Subject Year	Plus: Vesting Date Fair Value of Equity Awards Granted and Vested During the Applicable Subject Year	Plus/ (Less): Year-Over-Year Change in Fair Value of Outstanding and Unvested Equity Awards at Year End Granted in Prior Years		Plus/ (Less): Change in Value of Equity Awards Granted in Prior Years and Vested During the Applicable Subject Year	Less: Fair Value at the End of the Prior Year of Equity Awards Forfeited During the Applicable Subject Year	Plus: Dividends or Other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation in the Summary Compensation Table for the Applicable Subject Year		Total Adjusted Equity Value
2024	$—	$-	$-	$		$(37,133)	$(120,412)	$		$(157,545)
2023	(258,341)	126,016	-		(45,526)	(16,886)	-		-	(194,737)
2022	(212,609)	124,326	-		(13,673)	(90,646)	-		-	(192,602)

(3)

For the 2024 fiscal year, our Non-PEO NEOs were: Michael Thornton, Richard Jacroux, and Irina Pestrikova. For the 2023 fiscal year, our Non-PEO NEOs were: Michael Thornton and Irina Pestrikova. For the 2022 fiscal year, our Non-PEO NEOs were: Michael Thornton, Chief Technology Officer, and Renaud Maloberti, Former Chief Commercial Officer. This column represents the average of the amounts of total compensation reported for each Non-PEO NEO as a group for each Subject Year in the “Total” column of the Summary Compensation Table (“total compensation”). Please refer to the Summary Compensation Table in this proxy statement.

(4)

This column represents the average of the amounts of “compensation actually paid” to our Non-PEO NEOs as computed in accordance with Item 402(v) of Regulation S-K. In accordance with the requirements of Item 402(v) of Regulation S-K, the amounts disclosed for compensation actually paid reflect the adjustments listed in the table below, using the same adjustment methodology described above in Note 2:

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Year	Less: Value of Equity Awards Reported in the Summary Compensation Table	Plus: Year End Fair Value of Outstanding and Unvested Equity Awards Granted During the Applicable Subject Year	Plus: Vesting Date Fair Value of Equity Awards Granted and Vested During the Applicable Subject Year	Plus/ (Less): Year-Over-Year Change in Fair Value of Outstanding and Unvested Equity Awards at Year End Granted in Prior Years	Plus/ (Less): Change in Value of Equity Awards Granted in Prior Years and Vested During the Applicable Subject Year	Less: Fair Value at the End of the Prior Year of Equity Awards Forfeited During the Applicable Subject Year	Plus: Dividends or Other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation in the Summary Compensation Table for the Applicable Subject Year	Total Adjusted Equity Value
2024	$-	$-	$-	$(37,785)	$(12,282)	$-	-	$(50,067)
2023	(141,229)	68,890	-	(24,638)	(10,035)	-	-	(107,011)
2022	(131,855)	77,106	-	(11,636)	(49,115)	-	-	(115,499)

(5)

The values disclosed in this TSR column represent the measurement period value of an investment of $100 in the Company's shares as of December 31, 2021, and then valued again on each of December 31, 2022, 2023, and 2024.

(6)	The dollar amounts reported represent the amount of net loss reflected in our audited consolidated financial statements included in the Annual Report for the applicable year.

Description of Compensation Actually Paid and Cumulative Company Total Shareholder Return

The compensation actually paid to our PEO, as computed in accordance with the requirements of Item 402(v) of Regulation S-K, was $194,776 for 2024, and the compensation for our former PEO was $157,105, $452,050 and $443,594 for 2024, 2023 and 2022, respectively. The average of the amounts of compensation actually paid to our Non-PEO NEOs as a group (excluding Mr. Michelon), as computed in accordance with Item 402(v) of Regulation S-K, was $90,026, $266,365 and $315,373 for 2024, 2023 and 2022, respectively. The cumulative total shareholder return of the Company, assuming an initial fixed $100 investment and computed in accordance with the requirements of Item 402(v) of Regulation S-K, was $0.03, $15.32, and $29.42 for 2024, 2023 and 2022, respectively. Please see Note 5 above for additional information related to the computation of cumulative Company total shareholder return.

The chart below shows the relationship between the compensation actually paid to our current PEO, former PEO and non-PEO NEOs to the Company’s cumulative TSR over the three years.

Compensation Actually Paid and Net Loss

The compensation actually paid to our PEO, as computed in accordance with the requirements of Item 402(v) of Regulation S-K, was $194,776 for 2024, and the compensation for our former PEO was $157,105, $452,050 and $443,594 for 2024, 2023 and 2022, respectively. The average of the amounts of compensation actually paid to our Non-PEO NEOs as a group (excluding Mr. Michelon), as computed in accordance with Item 402(v) of Regulation S-K, was $90,026, $266,365 and $315,373 for 2024, 2023 and 2022, respectively. The Company’s net income, as computed in accordance with Item 402(v) of Regulation S-K and reflected in the Company’s audited financial statements for the applicable year, was $(11.5), $(10.1), and $(13.2) million for 2024, 2023 and 2022 respectively.

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The chart below shows the relationship between the compensation actually paid to our current PEO, former PEO and non-PEO NEOs to the Company’s net loss over the three years.

CAP Table Compared to Cumulative TSR

	PEO	Average non-PEO NEOs	Investment Value
12/31/2022	443,594	315,373	$27.13
12/31/2023	452,050	266,339	$14.13
12/31/2024	194,776	98,026	-

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PROPOSAL 3 - RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed RBSM LLP (“RBSM”) as our independent registered public accounting firm for the fiscal year ending December 31, 2025. We are presenting this selection to our stockholders for ratification at the 2025 Annual Meeting.

RBSM audited our financial statements for 2024. A representative of RBSM is expected to be present at the 2025 Annual Meeting, have an opportunity to make a statement if RBSM desires, and be able to respond to appropriate questions submitted through proxyvote.com prior to the 2025 Annual Meeting.

The following table sets forth the aggregate fees billed by RBSM for audit and non-audit services in 2024 and 2023, including “out-of-pocket” expenses incurred in rendering these services. The nature of the services provided for each category is described following the table.

Fee Category	2024	2023
Audit Fees (1)	$237,500	$161,488
Audit-Related Fees	‒	‒
Tax Fees (2)	-	$60,000
Total	$237,500	$221,448

_________________

(1)	Audit fees include fees for professional services rendered for the audit of our annual statements, quarterly reviews, consents and assistance with and review of documents filed with the SEC.
(2)	Tax fees include fees for professional services rendered for tax compliance, tax advice and tax planning.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires that all services to be provided by the Company’s independent public accounting firm, including audit services and permitted non-audit services, to be pre-approved by the Audit Committee. All audit and permitted non-audit services provided by RBSM during 2024 were pre-approved by the Audit Committee.

Vote Required for Approval

Ratification of the appointment of RBSM as our independent registered public accounting firm for 2025 requires the affirmative vote of the holders of a majority in voting power of the shares of stock of the Company which are present in person or by proxy and entitled to vote thereon. If our stockholders fail to ratify the selection of RBSM as our independent registered public accounting firm for 2025 at the 2025 Annual Meeting, the Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year.

Board Recommendation

The Board of Directors unanimously recommends that the stockholders vote “FOR” ratification of the appointment of RBSM as our independent registered public accounting firm for 2025.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is comprised of Louis Basenese, Anthony DiGiandomenico and Michael Harsh. None of the members of the Audit Committee is a current or former officer or employee of the Company, and the Board has determined that each member of the Audit Committee meets the independence requirements promulgated by The Nasdaq Stock Market and the SEC, including Rule 10A-3(b)(1) under the Exchange Act.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and the certification of the integrity and reliability of the Company’s internal controls procedures. In fulfilling its oversight responsibilities, the Audit Committee has reviewed the Company’s audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and has discussed them with both management and RBSM LLP (“RBSM”), the Company’s independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board. The Audit Committee has reviewed permitted services under rules of the SEC as currently in effect and discussed with RBSM its independence from management and the Company, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee has also considered and discussed the compatibility of non-audit services provided by RBSM with that firm’s independence.

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Based on its review of the financial statements and the aforementioned discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited financial statements be included in the Company’s Annual Report.

Respectfully submitted by the Audit Committee.

THE AUDIT COMMITTEE:

Louis Basenese

Anthony DiGiandomenico, Chair

Michael Harsh

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PROPOSAL 4 - AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE NUMBER OF AUTHORIZED SHARES

The Board of Directors is seeking stockholder approval of an amendment to our Fourth Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”), to increase the number of authorized shares of common stock from 20,000,000 to 1,000,000,000. The proposed Certificate of Amendment to the Certificate of Incorporation (the “Increase in Authorized Shares Certificate of Amendment”) is annexed hereto as Appendix A.

Reasons for the Proposed Increase in Authorized Shares of Common Stock

The Board of Directors believes that the increase in authorized shares of common stock would be beneficial for the following reasons:

•	Ensuring that an adequate number of shares of common stock are available for potential future corporate purposes. An increase in the number of authorized shares of our common stock enables us to have a sufficient number of shares of common stock available for a variety of possible future corporate purposes, including but not limited to issuing stock under existing equity compensation plans, stock dividends or stock splits, and possible future acquisitions.

•	Enabling equity transactions to raise additional capital. The availability of additional shares of our common stock will permit us to raise capital through equity transactions. Any such additional capital may be used to fund the Company’s digital asset treasury operations and the accumulation of cryptocurrency. However, we have no plans, arrangements, or understandings for any such equity transactions at this time.

The newly authorized shares of common stock would have the same rights as the currently outstanding shares of our common stock. As of October 16, 2025:

•	1,166,441 shares of our common stock were issued and outstanding;

•	364,801 shares of our common stock were issuable upon the exercise of outstanding prefunded warrants issued in the private placement consummated on October 15, 2025;

•	1,669,387 shares of our common stock were issuable upon the exercise of outstanding warrants;

•	1 share of our common stock were issuable upon the conversion of outstanding shares of Series A Preferred Stock, including shares issuable in respect of accrued and unpaid dividends thereon;

•	266 shares of our common stock were issuable upon the exercise of outstanding stock options issued pursuant to the 2016 Plan;

•	147,169 shares of our common stock were issuable upon the exercise of outstanding RSUs issued pursuant to the 2016 Plan; and

•	32,336 shares of our common stock were reserved for future issuance under the 2016 Plan.

Accordingly, 3,348,065 of the 20,000,000 currently authorized shares of our common stock are issued or reserved for issuance, while 16,651,935 of the 20,000,000 currently authorized shares of our common stock otherwise remain available for future issuance.

33

Implementation of the Authorized Share Increase

Following stockholder approval of this proposal, the increase in authorized shares of common stock would be implemented by our filing the Increase in Authorized Shares Certificate of Amendment with the Secretary of State of the State of Delaware. However, at any time prior to the effectiveness of the filing of the Increase in Authorized Shares Certificate of Amendment with the Secretary of State of the State of Delaware, the Board of Directors reserves the right to abandon this proposal and to not file the Increase in Authorized Shares Certificate of Amendment, even if approved by the stockholders of the Company, if the Board, in its discretion, determines that such amendment is no longer in the best interests of the Company or its stockholders.

Potential Adverse Effects of the Increase in Authorized Shares Certificate of Amendment

Future issuances of common stock or securities convertible into common stock could have a dilutive effect on the earnings per share, book value per share, voting power and percentage interest of holdings of current stockholders. In addition, the availability of additional shares of common stock for issuance could, under certain circumstances, discourage or make more difficult efforts to obtain control of the Company. This proposal is not being presented with the intent that it be used to prevent or discourage any acquisition attempt, but nothing would prevent the Board of Directors from taking any appropriate actions not inconsistent with its fiduciary duties. For example, without further stockholder approval, the Board could adopt a “poison pill” which would, under certain circumstances related to an acquisition of common stock not approved by the Board, give certain holders the right to acquire additional shares of common stock at a low price, or the Board could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board.

Vote Required for Approval

Approval of this Proposal 4 requires that the votes cast for the proposal to exceed the votes cast against the proposal.

Board Recommendation

The Board of Directors unanimously recommends that the stockholders vote FOR the approval of the Increase in Authorized Shares Certificate of Amendment.

PROPOSAL 5 - AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EXCULPATE CERTAIN OFFICERS

As part of its continuing review of our corporate governance standards and practices, our Board of Directors concluded that our certificate of incorporation protecting our directors should be amended to include certain of our officers, as permitted by recent changes in Delaware law, to reflect certain other changes in Delaware law which allow for the exculpation and limitation of liability of such officers.

By Proposal 5, you are being asked to approve an amendment to our certificate of incorporation that would create a new Article TWELFTH of our certificate of incorporation by inserting the following (the “Exculpation Amendment”):

“A director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any amendment, modification, repeal, or elimination of the foregoing sentence shall not adversely affect any right or protection of a director or officer of the Corporation thereunder in respect of any act or omission occurring prior to the time of such amendment, modification, repeal, or elimination.”

Effective July 16, 2020, Section 102(b)(7) of the General Corporation Law of the State of Delaware (“DGCL”) was amended to clarify that a provision of the certificate of incorporation of a Delaware corporation that eliminates or limits the liability of directors for monetary damages for certain breaches of duty has the effect of eliminating or limiting liability for monetary damages with respect to any act or omission of a director occurring while the exculpatory provision is in effect and to expressly state that unless such provision of the certificate of incorporation provides otherwise at the time of such act or omission, any future amendment, repeal, or elimination of that provision will not revoke the elimination or limitation of liability.

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Effective August 1, 2022, Section 102(b)(7) of the DGCL was amended to enable a Delaware corporation to include in its certificate of incorporation a provision eliminating or limiting the liability for monetary damages of certain officers for certain breaches of fiduciary duty. Under amended Section 102(b)(7) of the DGCL, such a provision of the certificate of incorporation may not eliminate or limit the liability for monetary damages of certain officers for the same types of fiduciary claims for which directors may not be exculpated under Section 102(b)(7) of the DGCL (other than under Section 174 of the DGCL) and claims brought by or in the right of the corporation (e.g., derivative claims).

As permitted by Section 102(b)(7) of the DGCL, Article NINTH of our certificate of incorporation currently provides that our directors are not personally liable to us or our stockholders for monetary damages for breach of fiduciary duty other than for (i) breach of the duty of loyalty to us or our stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (for willful or negligent violation by a director of the provisions of the DGCL governing repurchases and redemptions of shares and the declaration and payment of dividends), and (iv) for any transaction from which a director derived an improper personal benefit. The Exculpation Amendment similarly would protect certain of our officers from personal liability to us or our stockholders for monetary damages for breach of fiduciary duty other than for breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law, or for any transaction from which such officers derived an improper personal benefit. In addition, Section 102(b)(7) of the DGCL will prevent the Exculpation Amendment from exculpating such officers for claims brought by us and for derivative claims.

Under Section 102(b)(7) of the DGCL, the officers who may be exculpated by a provision of the certificate of incorporation eliminating or limiting the liability for monetary damages for certain breaches of fiduciary duty include an officer who (i) is the president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer, or chief accounting officer of the corporation at any time during the course of conduct alleged in the relevant action or proceeding to be wrongful, (ii) is or was identified in a Delaware corporation’s public filings with the United States Securities and Exchange Commission because such person is or was one of the most highly compensated executive officers of the corporation, or (iii) has, by written agreement with the corporation, consented to be identified as an officer for purposes of accepting service of process on the corporation’s Delaware registered agent (or, if there is none, the Delaware Secretary of State) as agent upon whom service of process may be made in all civil actions or proceedings brought in Delaware, by or on behalf of, or against, the Delaware corporation, in which such officer is a necessary or proper party, or in any action or proceeding against such officer for violation of duty in such capacity.

Taking into account the narrow class and type of claims that certain of our officers would be exculpated from monetary damages for, the limited number of our officers that would be covered by the proposed Exculpation Amendment, and the potential benefits the Board of Directors believed would accrue to us from providing such exculpation, including, without limitation, the ability to attract and retain key executive officers and the potential to reduce litigation costs associated with frivolous lawsuits, the Board of Directors adopted and declared the advisability of the Exculpation Amendment.

Approval of this Proposal 5 is not contingent on the approval of any other proposal.

Effect of the Exculpation Amendment

If Proposal 5 is adopted by our stockholders, we expect that the Exculpation Amendment will be filed with the Delaware Secretary of State and become effective shortly after such stockholder approval. Once the Exculpation Amendment has become effective, it will continue to protect our directors from personal liability for monetary damages for breaches of the duty of care and will also protect certain of our officers from personal liability for monetary damages for breaches of the duty of care (other than claims by or in the right of the corporation). Our Board of Directors nevertheless may, at any time prior to the filing of the Exculpation Amendment with the Delaware Secretary of State and the Exculpation Amendment becoming effective, notwithstanding stockholder approval of the Exculpation Amendment, abandon the Exculpation Amendment without further action by our stockholders.

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Vote Required for Approval

The affirmative vote of our stockholders holding a majority in voting power of our common stock and Series A Preferred Stock (voting on an as converted to common stock basis) issued and outstanding on the record date, voting together as a single class is required to approve and adopt the Exculpation Amendment.

Board Recommendation

The Board of Directors unanimously recommends a vote “FOR” the approval and adoption of the Exculpation Amendment as described in this Proposal 5. The Board of Directors retains the discretion to abandon, and not implement, the Exculpation Amendment at any time before it becomes effective.

PROPOSAL 6 – SECOND AMENDMENT TO 2016 OMNIBUS INCENTIVE PLAN

Background

The Company currently maintains the ENDRA Life Sciences Inc. 2016 Omnibus Incentive Plan, as amended (the “2016 Plan”), which was originally adopted by the Board and approved by our stockholders in 2016 and subsequently amended at our 2018 annual meeting of stockholders.

Under the 2016 Plan, the Company initially reserved 1,345,074 shares of common stock for issuance to eligible employees, officers, non-employee directors, consultants, and advisors of the Company or of any affiliate. This amount of shares represented 18% of the total number of shares of Company common stock outstanding (on a fully-diluted basis) immediately after our initial public offering. In 2018, the Board and stockholders of the Company approved an amendment to the 2016 Plan, providing for an automatic annual increase to the pool of shares available for issuance each January 1 beginning in 2019 by an amount equal to the lesser of (i) the number of shares necessary such that the aggregate number of shares available under the plan equals 25% of the number of fully-diluted outstanding shares on the increase date and (ii) if the Board takes action to set a lower amount, the amount determined by the Board.

2016 Plan awards may take the form of incentive stock options (“ISOs”), nonqualified stock options (“NSOs”), stock appreciation rights (“SARs”), restricted stock, RSUs, performance awards, and other cash- or stock-based awards.

We are asking stockholders to approve a second amendment to the 2016 Plan (the “2016 Plan Amendment”), which would increase the pool of shares available for issuance by 3,200,000 shares of common stock and would enable us to, among other things, issue shares upon exercise of options to members of the Board’s Cryptocurrency Advisory Board. The 2016 Plan is scheduled to expire on November 14, 2026. We expect to ask our stockholders for approval of a new equity plan in 2026.

The Board believes that the 2016 Plan is an important part of the Company’s compensation philosophy and programs. Our ability to attract, retain, and motivate qualified officers, non-employee directors, employees, consultants, and advisors is important to our success. The Board believes that the interests of the Company and its stockholders will be advanced if we can continue to offer our officers, non-employee directors, key employees, consultants, and advisors the opportunity to acquire or increase a direct proprietary interest in the Company. In connection with its continuous evaluation of the Company’s compensation program, the Board has determined that it is in the best interest of the Company to approve, subject to further stockholder approval, the 2016 Plan Amendment.

The following table provides certain information regarding our outstanding equity awards and the 2016 Plan (with performance-based awards included at the “maximum” level) as of the record date. As of the record date, there were 1,166,441 shares of our common stock outstanding. The closing price of our common stock as reported on Nasdaq on the record date was $7.00 per share.

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Shares Subject to Outstanding Restricted Stock Unit Awards	147,169
Shares Subject to Outstanding Stock Options	266
Weighted Average Remaining Term of Outstanding Stock Options	4.48
Weighted Average Exercise Price of Outstanding Stock Options	$26,594.61
Shares Relating to Outstanding Full-Value Awards	147,169
Shares Remaining Available for Issuance under the 2016 Plan	32,336

Material Features of 2016 Plan, as Amended by the 2016 Plan Amendment

The material terms of the 2016 Plan, as amended by the 2016 Plan Amendment, are summarized below. This summary of the 2016 Plan is not intended to be a complete description of the plan, as amended by the 2016 Plan Amendment, and is qualified in its entirety by the terms of the 2016 Plan. The proposed changes to the 2016 Plan as a result of the 2016 Plan Amendment are set forth in Appendix B.

Purpose

The 2016 Plan is intended to enhance the ability of the Company and its affiliates to attract and retain highly qualified officers, non-employee directors, employees, consultants and advisors. To this end, the 2016 Plan provides for the grant of stock options, SARs, restricted stock, RSUs, unrestricted stock, other share-based awards and cash awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of performance goals in accordance with the terms hereof.

Administration

The Board will have such powers and authorities related to the administration of the 2016 Plan as are consistent with the Company’s certificate of incorporation and bylaws and applicable law. The Board will have the power and authority to delegate its responsibilities under the 2016 Plan to the Compensation Committee, which will have full authority to act in accordance with its charter, and with respect to the power and authority of the Board to act under the 2016 Plan, all references to the Board will be deemed to include a reference to the Compensation Committee, unless such power or authority is specifically reserved by the Board. Except as specifically provided in the 2016 Plan or as otherwise may be required by applicable law, the Board will have full power and authority to take all actions and to make all determinations required or provided for under the 2016 Plan, any award or any award agreement, and will have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the 2016 Plan that the Board deems to be necessary or appropriate to the administration of the 2016 Plan. The Compensation Committee will administer the 2016 Plan. The Board will retain the right to exercise the authority of the Compensation Committee to the extent consistent with applicable law and the applicable requirements of any securities exchange on which the common stock may then be listed. All actions, determinations and decisions by the Board or the Compensation Committee under the 2016 Plan or any award agreement, or with respect to any award, will be in the sole discretion of the Board and will be final, binding and conclusive on all persons. Without limitation, the Board will have full and final power and authority, subject to the other terms and conditions of the 2016 Plan, to: (i) designate grantees; (ii) determine the type or types of awards to be made to grantees; (iii) determine the number of shares to be subject to an award; (iv) establish the terms and conditions of each award (including the option price of any option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an award or the shares subject thereto and any terms or conditions that may be necessary to qualify options as ISOs); (v) prescribe the form of each award agreement; and (vi) amend, modify or supplement the terms of any outstanding award, including the authority, in order to effectuate the purposes of the 2016 Plan, to modify awards to foreign nationals or individuals who are employed outside the United States to recognize differences in local law, tax policy or custom. The Company may annul an award if the grantee incurs a separation from service for “cause” (as defined in the 2016 Plan).

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Clawbacks

All awards, amounts or benefits received or outstanding under the 2016 Plan will be subject to clawback or other similar action in accordance with the terms of any Company clawback or similar policy or any applicable law related to such actions, as may be in effect from time to time.

Deferral Arrangement

The Board may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish and in accordance with applicable law, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred share units.

No Liability

No member of the Board or of the Compensation Committee will be liable for any action or determination made in good faith with respect to the 2016 Plan, any award or award agreement.

Authorized Number of Shares

Subject to adjustment under the 2016 Plan, the aggregate number of shares that may be issued pursuant to the 2016 Plan following stockholder approval of the 2016 Plan Amendment will be 3,379,474. On each January 1 beginning in 2019, the number of shares authorized to be issued under the 2016 Plan will be increased by an amount equal to the lesser of (i) the number of shares necessary such that the aggregate number of shares available to be issued under the 2016 Plan equals 25% of the number of fully diluted outstanding shares on the increase date (assuming the conversion of all outstanding shares of preferred stock and other outstanding convertible securities and exercise of all outstanding options and warrants to purchase shares) and (ii) if the Board takes action to set a lower amount, the amount determined by the Board. Shares issued under the 2016 Plan may consist in whole or in part of authorized but unissued shares, treasury shares, or shares purchased on the open market or otherwise. Notwithstanding the foregoing, the maximum number of shares that may be issued under ISOs under the 2016 Plan will be 3,379,474.

Share Counting

Any award settled in cash will not be counted as issued shares for any purpose under the 2016 Plan. If any award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued shares covered by such award will again be available for the grant of awards. If shares issued pursuant to the 2016 Plan are repurchased by, or are surrendered or forfeited to the Company at no more than cost, such shares will again be available for the grant of awards. If shares issuable upon exercise, vesting or settlement of an award, or shares owned by a grantee (which are not subject to any pledge or other security interest), are surrendered or tendered to the Company in payment of the option price or purchase price of an award or any taxes required to be withheld in respect of an award, in each case, in accordance with the terms and conditions of the 2016 Plan and any applicable award agreement, such surrendered or tendered shares will again be available for the grant of awards. Substitute awards will not be counted against the number of shares available for the grant of awards.

Individual Award Limits

The maximum value of awards granted during any calendar year to any non-employee director, taken together with any cash fees paid to such non-employee director during the calendar year and the value of awards granted to the non-employee director under any other equity compensation plan of the Company or an affiliate during the calendar year, will not exceed the following in total value (calculating the value of any awards or other equity compensation plan awards based on the grant date fair value for financial reporting purposes): $300,000 for each non-employee director. Awards granted to non-employee directors upon their initial election to the Board or the board of directors of an affiliate will not be counted towards this limit.

Effective Date; Amendment and Termination

The 2016 Plan, as amended by the 2016 Plan Amendment, will become effective upon stockholder approval. The Board may, at any time and from time to time, amend, suspend or terminate the 2016 Plan as to any awards which have not been made. An amendment will be contingent on approval of the stockholders to the extent stated by the Board, required by applicable law or required by applicable securities exchange listing requirements. No awards will be made after the termination date of the 2016 Plan, which is scheduled to be November 14, 2026. The applicable terms of the 2016 Plan, and any terms and conditions applicable to awards granted prior to the termination date, will survive the termination of the 2016 Plan and continue to apply to such awards.

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Award Eligibility and Limitations

Awards generally may be made to any employee, officer, non-employee member of the Board or consultant of the Company or an affiliate as the Board may determine and designate from time to time. As of the record date, approximately 13 employees (including 2 officers), 3 non-employee members of the Board and 5 consultants were eligible to receive awards under the 2016 Plan. An eligible person may receive more than one award, subject to such restrictions as are provided under the 2016 Plan. Awards may be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other award or any award granted under another plan of the Company, any affiliate or any business entity to be acquired by the Company or an affiliate, or any other right of a grantee to receive payment from the Company or any affiliate. Such additional, tandem or substitute or exchange awards may be granted at any time. If an award is granted in substitution or exchange for another award, the Board will have the right to require the surrender of such other award in consideration for the grant of the new award. Subject to the requirements of applicable law, the Board may make awards in substitution or exchange for any other award under another plan of the Company, any affiliate or any business entity to be acquired by the Company or an affiliate. In addition, awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any affiliate, in which the value of shares subject to the award is equivalent in value to the cash compensation (for example, RSUs or restricted stock).

Terms and Conditions of Options

The option price of each option will be fixed by the Board and stated in the related award agreement. The option price of each option intended to be an ISO (except those that constitute substitute awards) will be at least the fair market value on the grant date. In the event that a grantee is a “ten percent stockholder” (as defined in the 2016 Plan) as of the grant date, the option price of an option granted to such grantee that is intended to be an ISO will be not less than 110 percent of the fair market value on the grant date. In no case will the option price of any option be less than the par value of a share. Subject to the 2016 Plan, each option will become exercisable at such times and under such conditions (including performance requirements) as stated in the award agreement. Each option will terminate, and all rights to purchase shares under the 2016 Plan will cease, upon the expiration of the option term stated in the award agreement not to exceed 10 years from the grant date, or under such circumstances and on such date prior thereto as is set forth in the 2016 Plan or as may be fixed by the Board and stated in the related award agreement. In the event that the grantee is a ten percent stockholder, an option granted to such grantee that is intended to be an ISO at the grant date will not be exercisable after the expiration of five years from its grant date. Notwithstanding any other provision of the 2016 Plan, in no event may any option be exercised, in whole or in part, (i) prior to the date the 2016 Plan is approved by the stockholders as provided under the 2016 Plan or (ii) after termination of the option. Unless otherwise provided in the applicable award agreement, an individual holding or exercising an option will have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares or to direct the voting of the subject shares) until the shares covered thereby are fully paid and issued to him. Except as provided in the 2016 Plan or the related award agreement, no adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance. An option may, but need not, include a provision whereby the grantee may elect at any time before the grantee’s separation from service to exercise the option as to any part or all of the shares subject to the option prior to the full vesting of the option. Any unvested shares so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.

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Terms and Conditions of SARs

A SAR will confer on the grantee a right to receive, upon exercise thereof, the excess of (i) the fair market value on the date of exercise over (ii) the SAR exercise price. The award agreement for a SAR will specify the SAR exercise price. SARs may be granted alone or in conjunction with all or part of an option or at any subsequent time during the term of such option or in conjunction with all or part of any other award. The Board will determine at the grant date or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs will cease to be or become exercisable following separation from service or upon other conditions, the method of exercise, whether or not a SAR will be in tandem or in combination with any other award and any other terms and conditions of any SAR. The term of a SAR granted under the 2016 Plan will be determined by the Board. Such term will not exceed 10 years. Upon exercise of a SAR, a grantee will be entitled to receive payment from the Company (in cash or shares, as set forth in the award agreement) in an amount determined by multiplying: (i) the difference between the fair market value on the date of exercise over the SAR exercise price; by (ii) the number of shares with respect to which the SAR is exercised.

Terms and Conditions of Restricted Stock and RSUs

At the time of grant, the Board may establish a period of time and any additional restrictions including the satisfaction of corporate or individual performance objectives applicable to an award of restricted stock or RSUs. Each award of restricted stock or RSUs may be subject to a different restricted period and additional restrictions. Neither restricted stock nor RSUs may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other applicable restrictions. Unless otherwise provided in the applicable award agreement, holders of restricted stock will have rights as stockholders, including voting and dividend rights. RSUs may be settled in cash or shares, as set forth in the award agreement. The award agreement will also set forth when the RSUs will be settled. Unless otherwise provided in the applicable award agreement, holders of RSUs will not have rights as stockholders, including voting or dividend or dividend equivalents rights. A holder of RSUs will have no rights other than those of a general creditor of the Company. RSUs represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable award agreement. The grantee will be required, to the extent required by applicable law, to purchase the restricted stock from the Company at a purchase price equal to the greater of (i) the aggregate par value of the shares represented by such restricted stock or (ii) the purchase price, if any, specified in the related award agreement. If specified in the award agreement, the purchase price may be deemed paid by services already rendered. The purchase price will be payable in a form described in the 2016 Plan or, if so determined by the Board, in consideration for past services rendered.

Form of Payment for Options and Restricted Stock

Payment of the option price for the shares purchased pursuant to the exercise of an option or the purchase price for restricted stock will be made in cash or in cash equivalents acceptable to the Company, except as provided in the 2016 Plan. To the extent the award agreement so provides, payment of the option price for shares purchased pursuant to the exercise of an option or the purchase price for restricted stock may be made all or in part through the tender to the Company of shares, which shares will be valued, for purposes of determining the extent to which the option price or purchase price for restricted stock has been paid thereby, at their fair market value on the date of exercise or surrender. With respect to an option only (and not with respect to restricted stock), to the extent permitted by law and to the extent the award agreement so provides, payment of the option price and any withholding taxes may be made through a broker-assisted cashless exercise. To the extent the award agreement so provides, payment of the option price or the purchase price for restricted stock may be made in any other form that is consistent with applicable laws, regulations and rules, including the Company’s withholding of shares otherwise due to the exercising grantee.

Terms and Conditions of Performance Awards

The right of a grantee to exercise or receive a grant or settlement of any award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board, subject to the 2016 Plan. Settlement of performance awards may be in cash, shares, other awards or other property. The Board may reduce the amount of a settlement otherwise to be made in connection with such performance awards.

Other Share-Based Awards

Other share-based awards may be granted either alone or in addition to or in conjunction with other awards. Other share-based awards may be granted in lieu of other cash or other compensation to which a service provider is entitled from the Company or may be used in the settlement of amounts payable in shares under any other compensation plan or arrangement of the Company, including any other Company incentive compensation plan. The Board will determine the persons to whom and the time or times at which such awards will be made, the number of shares to be granted pursuant to such awards, and all other terms and conditions of such awards. Unless the Board determines otherwise, any such award will be confirmed by an award agreement, which will contain such provisions as the Board determines to be necessary or appropriate to carry out the intent of the 2016 Plan with respect to such award. Any common stock subject to awards made under the 2016 Plan may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

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Adjustments for Changes in Capital Structure

Subject to any required action by the stockholders, in the event of certain changes in the Company’s capital structure, appropriate and proportionate adjustments will be made in the number and class of shares subject to the 2016 Plan and to any outstanding awards, and in the option price, SAR exercise price or purchase price per share of any outstanding awards in order to prevent dilution or enlargement of grantees’ rights under the 2016 Plan. If a majority of the shares which are of the same class as the shares that are subject to outstanding awards are exchanged for, converted into, or otherwise become shares of another corporation, the Board may unilaterally amend the outstanding awards to provide that such awards are for such new shares. In the event of any such amendment, the number of shares subject to, and the option price, SAR exercise price or purchase price per share of, the outstanding awards will be adjusted in a fair and equitable manner. The Board may also make such adjustments in the terms of any award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate.

Change in Control

Subject to applicable law, the Board may provide for any one or more of the following in connection with a “change in control” (as defined in the 2016 Plan and summarized below), which such actions need not be the same for all grantees.

The Board may provide in any award agreement, or in the event of a change in control may take such actions as it deems appropriate to provide, for the acceleration of the exercisability, vesting and/or settlement in connection with such change in control of each or any outstanding award or portion thereof and shares acquired pursuant thereto upon such terms and conditions, including a grantee’s separation from service prior to, upon, or following such change in control, to such extent as determined by the Board.

In the event of a change in control, the surviving, continuing, successor or purchasing corporation or other business entity or parent thereof, as the case may be, may, without the consent of any grantee, either assume or continue the Company’s rights and obligations under each or any award or portion thereof outstanding immediately prior to the change in control or substitute for each or any such outstanding award or portion thereof a substantially equivalent award with respect to the acquiror’s stock, as applicable. Any award or portion thereof which is neither assumed or continued by the acquiror in connection with the change in control nor exercised or settled as of the time of consummation of the change in control will terminate and cease to be outstanding effective as of the time of consummation of the change in control.

The Board may, without the consent of any grantee, determine that, upon the occurrence of a change in control, each or any award or a portion thereof outstanding immediately prior to the change in control and not previously exercised or settled will be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined by the Board) subject to such canceled award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the change in control or (iii) other property which, in any such case, will be in an amount having a fair market value equal to the fair market value of the consideration to be paid per share in the change in control, reduced by the exercise or purchase price per share, if any, under such award.

Unless other provided in the applicable award agreement, a “change in control” generally means the consummation of any of the following events following the effective date of the 2016 Plan Amendment: (a) the acquisition by any individual, entity or group of beneficial ownership of more than 50% of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; or (b) a reorganization, merger, consolidation or recapitalization of the Company (a “business combination”), other than a business combination in which more than 50% of the combined voting power of the outstanding voting securities of the surviving or resulting entity immediately following the business combination is held by the persons who, immediately prior to the business combination, were the holders of the voting securities of the Company entitled to vote generally in the election of directors; or (c) a complete liquidation or dissolution of the Company, or a sale of all or substantially all of the assets of the Company; or (d) during any period of 24 consecutive months, the “incumbent directors” (as defined in the 2016 Plan) cease to constitute a majority of the Board.

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Adjustments

Adjustments under the 2016 Plan related to shares or other securities of the Company will be made by the Board.

No Limitations on Company

The making of awards will not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

Nonexclusivity of the 2016 Plan

Neither the adoption of the 2016 Plan Amendment nor the submission of the 2016 Plan Amendment to the stockholders for approval will be construed as creating any limitations upon the right or authority of the Board or its delegate to adopt such other compensation arrangements as the Board or its delegate determines desirable.

Withholding Taxes

The Company or an affiliate, as the case may be, will have the right to deduct from payments of any kind otherwise due to a grantee any federal, state or local taxes of any kind required by law to be withheld with respect to an award, including (i) by causing the Company or the affiliate to withhold the minimum required number of shares otherwise issuable to the grantee as may be necessary to satisfy such withholding obligation or (ii) by delivering to the Company or the affiliate shares already owned by the grantee. The shares so delivered or withheld will have an aggregate fair market value equal to such withholding obligations.

Governing Law

The 2016 Plan will be governed by and construed in accordance with the internal laws of the State of Delaware without regard to the principles of conflicts of law thereof or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Delaware.

Separation from Service

The Board will determine the effect of a separation from service upon awards, and such effect will be set forth in the applicable award agreement. Without limiting the foregoing, the Board may provide in the award agreements at the time of grant, or any time thereafter with the consent of the grantee, the actions that will be taken upon the occurrence of a separation from service, including accelerated vesting or termination, depending upon the circumstances surrounding the separation from service.

Transferability of Awards

Generally, no award will be assignable or transferable by the grantee to whom it is granted, other than by will or the laws of descent and distribution, and, during the lifetime of the grantee, only the grantee personally (or the grantee’s personal representative) may exercise rights under the 2016 Plan. If authorized in the applicable award agreement, a grantee may transfer, not for value, all or part of an award (other than ISOs) to any family member. Following such a transfer, any such award will continue to be subject to the same terms and conditions as were applicable immediately prior to transfer.

Dividends and Dividend Equivalent Rights

If specified in the award agreement, the recipient of an award may be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the common stock or other securities covered by an award. The terms and conditions of a dividend equivalent right may be set forth in the award agreement. Dividend equivalents credited to a grantee may be paid currently or may be deemed to be reinvested in additional shares or other securities of the Company at a price per unit equal to the fair market value on the date that such dividend was paid to stockholders.

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Historical Awards

Since its adoption, awards covering 149,878 shares of common stock have been granted under the 2016 Plan, whether or not currently outstanding, vested, or forfeited, including (i) awards covering 26,932 shares to Alexander Tokman, (ii) awards covering 96 shares to Francois Michelon, (iii) awards covering 93 shares to Michael Thornton, (iv) awards covering 13,461 shares to Richard Jacroux, (v) awards covering 7 shares to Irina Pestrikova, (vi) awards covering 40,556 shares to all current executive officers as a group, (vii) awards covering 16,152 shares to all current non-employee directors, and (viii) awards covering 106,309 shares to all employees, excluding current executive officers, as a group.

New Plan Benefits

No awards have been made under the 2016 Plan, and no awards have been granted that are contingent on the approval of the 2016 Plan. Future awards under the 2016 Plan would be made at the discretion of the Board or its delegate. Therefore, the benefits and amounts that will be received or allocated under the 2016 Plan in the future are not determinable at this time.

Equity Compensation Plan Table

The following table presents information on the Company’s equity compensation plans as of December 31, 2024. All outstanding awards relate to our common stock.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	278(1)	$30,628.90	1,459(2)
Equity compensation plans not approved by security holders	-	-	-
Total	278	$30,628.90	1,459

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(1)	Consists of outstanding stock options exercisable for shares of common stock issued under the 2016 Plan.
(2)

As of January 1, 2025, as a result of an automatic increase to the pool of shares available for issuance under the 2016 Plan on such date, the number of shares available for future issuance under the 2016 Plan was 179,771 shares.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2016 Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change. The summary is not complete and does not discuss the tax consequences upon a participant’s death, or the income tax laws of any municipality, state or foreign country in which the participant may reside. Tax consequences for any particular participant may vary based on individual circumstances.

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Incentive Stock Options

A participant recognizes no taxable income for regular income tax purposes because of the grant or exercise of an option that qualifies as incentive stock option under Section 422 of the Internal Revenue Code of 1986 (the “Code”). If a participant exercises the option and then later sells or otherwise disposes of the shares acquired through the exercise the option after both the two-year anniversary of the date the option was granted and the one-year anniversary of the exercise, the participant will recognize a capital gain or loss equal to the difference between the sale price of the shares and the exercise price, and we will not be entitled to any deduction for federal income tax purposes.

However, if the participant disposes of such shares either on or before the two-year anniversary of the date of grant or on or before the one-year anniversary of the date of exercise (a “disqualifying disposition”), any gain up to the excess of the fair market value of the shares on the date of exercise over the exercise price generally will be taxed as ordinary income, unless the shares are disposed of in a transaction in which the participant would not recognize a loss (such as a gift). Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

For purposes of the alternative minimum tax, the difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment item in computing the participant’s alternative minimum taxable income in the year of exercise. In addition, special alternative minimum tax rules may apply to certain subsequent disqualifying dispositions of the shares or provide certain basis adjustments or tax credits for purposes.

Nonqualified Stock Options

A participant generally recognizes no taxable income as the result of the grant of such an option. However, upon exercising the option, the participant normally recognizes ordinary income equal to the amount that the fair market value of the shares on such date exceeds the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of the shares acquired by exercising a NSO, any gain or loss (based on the difference between the sale price and the fair market value on the exercise date) will be taxed as capital gain or loss. Any ordinary income recognized by the participant upon exercising a NSO generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code. No tax deduction is available to the Company with respect to the grant of a NSO or the sale of the shares acquired through the exercise of the NSO.

Stock Appreciation Rights

In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant generally will recognize ordinary income equal to the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock Awards

A participant acquiring shares of restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date, reduced by any amount paid by the participant for such shares. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, under Section 83(b) of the Code to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than thirty days after the date the shares are acquired. Upon the sale of shares acquired under a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Restricted Stock Unit Awards

There are no immediate tax consequences of receiving an award of restricted stock units. A participant who is awarded restricted stock units generally will recognize ordinary income equal to the fair market value of shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the administrator or a participant. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.

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Performance Shares and Performance Unit Awards

A participant generally will recognize no income upon the grant of a performance share or a performance unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any cash or unrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Section 409A

Section 409A of the Code provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2016 Plan with a deferral feature will be subject to the requirements of Section 409A of the Code. If an award is subject to and fails to satisfy the requirements of Section 409A of the Code, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be before the compensation is actually or constructively received. Also, if an award subject to Section 409A of the Code violates the provisions of Section 409A of the Code, Section 409A of the Code imposes an additional 20% federal income tax on compensation recognized as ordinary income, and interest on such deferred compensation.

Tax Effect for the Company

We generally will be entitled to a tax deduction in connection with an award under the 2016 Plan equal to the ordinary income realized by a participant when the participant recognizes such income (for example, the exercise of a NSO) except to the extent such deduction is limited by applicable provisions of the Code. Special rules limit the deductibility of compensation paid to our chief executive officer and other “covered employees” as determined under Section 162(m) of the Code and applicable guidance. Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO AWARDS UNDER THE 2016 PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE IMPACT OF EMPLOYMENT OR OTHER TAX REQUIREMENTS, THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH, OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Vote Required for Approval

The affirmative vote of the stockholders holding a majority in voting power of the shares of stock of the Company which are present or represented by proxy and entitled to vote thereon is required to approve and adopt the second amendment to the 2016 Plan.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the approval and adoption of the 2016 Plan Amendment.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policy for Review of Related Person Transactions

The Board of Directors has adopted a written policy with regard to related person transactions, which sets forth our procedures and standards for the review, approval, or ratification of any transaction required to be reported in our filings with the SEC or in which one of our executive officers or directors has a direct or indirect material financial interest, with limited exceptions. Our policy is that the Corporate Governance and Nominating Committee shall review the material facts of all related person transactions (as defined in the related person transaction approval policy) and either approve or disapprove of the entry into any related person transaction. In the event that obtaining the advance approval of the Corporate Governance and Nominating Committee is not feasible, the Corporate Governance and Nominating Committee shall consider the related person transaction and, if the Corporate Governance and Nominating Committee determines it to be appropriate, may ratify the related person transaction. In determining whether to approve or ratify a related person transaction, the Corporate Governance and Nominating Committee will take into account, among other factors it deems appropriate, whether the related person transaction is on terms comparable to those available from an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Related Person Transactions

SEC regulations define the related person transactions that require disclosure to include any transaction, arrangement, or relationship in which the amount involved exceeds the lesser of (a) $120,000 or (b) one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years in which it was or is to be a participant and in which a related person had or will have a direct or indirect material interest. A related person is: (i) an executive officer, director, or director nominee of the Company, (ii) a beneficial owner of more than 5% of any class of the Company’s voting securities, (iii) an immediate family member of an executive officer, director, or director nominee or beneficial owner of more than 5% of any class of the Company’s voting securities, or (iv) any entity that is owned or controlled by any of the foregoing persons or in which any of the foregoing persons has a substantial ownership interest or control.

Other than as set forth below, since January 1, 2023, the Company has not participated in any such related person transaction.

On May 2, 2023, the Company conducted a public offering in which Anthony DiGiandomenico, a director of the Company, purchased 48 shares of the Company’s common stock and 24 warrants at the public offering price, for an aggregate purchase price of approximately $100,000.

On October 17, 2023, the Company entered into a consulting agreement with one of its directors, Alex Tokman, pursuant to which Mr. Tokman provided commercialization services. Under the terms of the agreement, Mr. Tokman was compensated at a rate of $150 per hour for his services. In 2024, the Company paid Mr. Tokman $75,000 pursuant to the consulting agreement. On August 13, 2024, the consulting agreement was terminated when Mr. Tokman entered into an employment agreement to become the Company’s Chief Executive Officer.

On March 24, 2024, the Company entered into an agreement for consulting services with Impact Solve, LLC (dba Impact Solutions), an accounting and chief financial officer service firm, owned by Richard Jacroux. Mr. Jacroux works in a part-time capacity for the Company through Impact Solutions. The Company pays Impact Solutions a base monthly fee of $8,650 plus expenses in respect of his services to the Company, and hours worked in excess of 20 per week are paid at a rate of $150 per hour.

On October 10, 2025, the Company entered into a securities purchase agreement pursuant to which the Company agreed to sell shares of common stock and common stock purchase warrants to certain accredited investors for aggregate gross proceeds at closing of approximately $4.9 million. Anthony DiGiandomenico participated in the private placement, which closed on October 15, 2025, by purchasing $500,000 shares of common stock and common stock purchase warrants on the same terms as other investors in the private placement, except, in accordance with the rules of the Nasdaq Stock Market, he paid a high price of $7.06 per share of common stock and accompanying warrants.

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DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all such filings. Based solely on our review of the copies of the reports that we received and written representations that no other reports were required, we believe that our executive officers, directors, and greater than 10% stockholders complied with all applicable filing requirements on a timely basis during 2024, other than Form 4 reports filed by each of Alexander Tokman, Anthony DiGiandomenico, Lou Basenese, and Michael Harsh for reporting a grant of stock options on January 2, 2024, which were filed on February 23, 2024.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

SEC rules permit registrants to send a single copy of their proxy materials to any household at which two or more stockholders reside if the registrant believes they are members of the same family. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces the expense to the registrant. The Company has not implemented these householding rules with respect to its record holders; however, a number of brokerage firms have instituted householding, which may affect certain beneficial owners of common stock. If your family has multiple accounts by which you hold common stock, you may have previously received a householding notification from your broker. Please contact your broker directly if you have any questions, require additional copies of the proxy materials, or wish to revoke your decision to household, and thereby receive multiple copies of the proxy materials. Those options are available to you at any time.

OTHER BUSINESS

The Board knows of no business that will be presented for consideration at the 2025 Annual Meeting other than those items stated above. If any other business should properly come before the 2025 Annual Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 9, 2025

The proxy statement and annual report to stockholders are available at investors.endrainc.com/sec-filings.

A copy of the Company’s Annual Report for the fiscal year ended December 31, 2024 is available without charge upon written request to: Secretary, ENDRA Life Sciences Inc., 3600 Green Court, Ste. 350, Ann Arbor, Michigan 48105.

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APPENDIX A

Increase in Authorized Shares Certificate of Amendment

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

ENDRA Life Sciences Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

FIRST: The Certificate of Incorporation of the Corporation is hereby amended by deleting the first paragraph of Article FOURTH in its entirety and replacing the first paragraph of Article FOURTH with the following:

“FOURTH: The total number of shares of stock that the Corporation shall have authority to issue shall be 1,010,000,000 shares, consisting of 1,000,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), and 10,000,000 shares of Preferred Stock, par value $0.0001 per share (the “Preferred Stock”). Subject to the rights of the holders of any series of Preferred Stock then outstanding, the number of authorized shares of the Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the DGCL, and no vote of the holders of any of the Common Stock or Preferred Stock voting separately as a class shall be required therefor.”

SECOND: The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this day of [●], 202[●].

ENDRA Life Sciences Inc.

By:
Alexander Tokman, Chief Executive Officer

A-1

APPENDIX B

Second Amendment to ENDRA Life Sciences Inc. 2016 Omnibus Incentive Plan

This Second Amendment, dated [●], 2025 (the “Amendment”), to the 2016 Omnibus Incentive Plan, as amended (the “Existing Plan”; as amended hereby, the “Plan”), of ENDRA Life Sciences Inc., a Delaware corporation (the “Company”), is made and adopted by the Company, subject to approval of the stockholders of the Company (the “Stockholders”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan.

Statement of Purpose

The Existing Plan was originally approved by the Company’s Board of Directors (the “Board”) and the Stockholders in 2018. The Board may amend the Existing Plan at any time, pursuant to and subject to Section 5.2 of the Existing Plan, contingent on approval by the Stockholders if the Stockholders’ approval is required by applicable securities exchange rules or applicable law. The Board has determined that it is advisable and in the best interest of the Company to amend the Existing Plan to provide for an annual increase in the number of Shares authorized for issuance under the Plan.

NOW, THEREFORE, the Existing Plan is hereby amended as follows, subject to approval by the Stockholders:

1.  Amendment to Section 4.1 of Existing Plan. Section 4.1 of the Existing Plan is hereby deleted in its entirety and replaced with the following:

“4.1. Authorized Number of Shares

Subject to adjustment under Section 15, the aggregate number of Shares that may be issued pursuant to the Plan following Stockholder approval of the Plan shall equal 3,379,474; provided, however, that on each January 1 beginning in 2019, the number of Shares authorized to be issued under the Plan shall be increased by an amount equal to the lesser of (i) the number of Shares necessary such that the aggregate number of Shares available to be issued under the Plan equals 25% of the number of fully diluted outstanding Shares on the increase date (assuming the conversion of all outstanding shares of preferred stock and other outstanding convertible securities and exercise of all outstanding options and warrants to purchase Shares) and (ii) if the Board takes action to set a lower amount, the amount determined by the Board. Shares issued under the Plan may consist in whole or in part of authorized but unissued Shares, treasury Shares, or Shares purchased on the open market or otherwise.

Notwithstanding the foregoing, the maximum number of Shares available for issuance under Incentive Stock Options under the Plan shall be 3,379,474.”

2. Reference to and Effect on the Plan. The Plan, as amended hereby, and all other documents, instruments, and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

B-1

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/NDRA2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V77061-P40086

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

ENDRA LIFE SCIENCES INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Louis J. Basenese
02) Anthony DiGiandomenico
03) Michael Harsh
04) Alexander Tokman

The Board of Directors recommends you vote FOR the following proposals:	**For**	**Against**	**Abstain**
2. The approval, on a non-binding, advisory basis, of the compensation paid to the Company's named executive officers.	☐	☐	☐
3. The ratification of the appointment of RBSM LLP as the Company's independent registered public accounting firm for 2025.	☐	☐	☐
4. The approval of an amendment to the Company's Amended and Restated Certificate of Incorporation increasing the number of authorized shares of common stock from 20,000,000 to 1,000,000,000 shares.	☐	☐	☐
5. The approval of an amendment to the Company's Amended and Restated Certificate of Incorporation to exculpate certain officers of the Company as permitted by recent changes to Delaware law.	☐	☐	☐
6. The approval of a second amendment to the Company's 2016 Omnibus Incentive Plan.	☐	☐	☐

NOTE: To transact such other business as may properly come before the annual meeting and any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V77062-P40086

ENDRA LIFE SCIENCES INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS – DECEMBER 9, 2025 AT 10:00 AM EASTERN TIME

The undersigned stockholder of ENDRA LIFE SCIENCES INC., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and hereby appoints Alexander Tokman and Richard Jacroux or any of them, proxies and attorneys-in-fact, with full power to each of substitution and revocation, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on December 9, 2025 at 10:00 am Eastern time, at www.virtualshareholdermeeting.com/NDRA2025 or at any adjournment or postponement thereof, and to vote, as designated below, all shares of capital stock of the Company which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DESCRIBED HEREIN. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side

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